EXHIBIT 10.2


                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        JONES LANG LASALLE INCORPORATED,

                       SPAULDING & SLYE ACQUISITION CORP.

                                      AND

                        SPAULDING AND SLYE PARTNERS LLC

                                  RELATING TO

                             SPAULDING AND SLYE LLC

                          DATED AS OF NOVEMBER 26, 2005


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
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                                        TABLE OF CONTENTS
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ARTICLE                                                                                      PAGE
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

ARTICLE I  DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     1.2     Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     1.3     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE II  SALE AND PURCHASE OF MEMBERSHIP INTERESTS; CLOSING. . . . . . . . . . . . . . .    10
     2.1     Sale and Purchase of the Membership Interests. . . . . . . . . . . . . . . . .    10
     2.2     Total Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     2.3     [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     2.4     Payment Plan; Right of Inspection. . . . . . . . . . . . . . . . . . . . . . .    14
     2.5     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     2.6     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE III  CLOSING DATE BALANCE SHEET; OWNERSHIP OF
      CERTAIN ASSETS AND LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     3.1     Closing Date Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     3.2     Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     3.3     Reconciliation of Closing Date Liabilities . . . . . . . . . . . . . . . . . .    18

ARTICLE IV  SELLER'S REPRESENTATIONS AND WARRANTIES REGARDING
       SELLER AND ITS AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
     4.1     Due Organization and Standing; Records . . . . . . . . . . . . . . . . . . . .    19
     4.2     Authority; Execution and Delivery; Enforceability. . . . . . . . . . . . . . .    19
     4.3     No Conflicts; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
     4.4     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     4.5     Ownership of Membership Interests. . . . . . . . . . . . . . . . . . . . . . .    20
     4.6     Project Finance Documents. . . . . . . . . . . . . . . . . . . . . . . . . . .    20

ARTICLE V  SELLER'S REPRESENTATIONS AND WARRANTIES
      REGARDING THE COMPANY AND ITS SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . .    20
     5.1     Due Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . .    21
     5.2     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     5.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     5.4     Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     5.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . .    23
     5.6     Ordinary Course; No Material Adverse Change. . . . . . . . . . . . . . . . . .    23
     5.7     Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     5.8     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     5.9     Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
     5.10    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
     5.11    Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
     5.12    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
     5.13    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26


                                        i
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     5.14    Compliance with Governmental Requirements. . . . . . . . . . . . . . . . . . .    27
     5.15    Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     5.16    Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     5.17    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     5.18    Accounts Payable and Other Accrued Expenses. . . . . . . . . . . . . . . . . .    31
     5.19    Prohibited Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     5.20    Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     5.21    Major Clients. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     5.22    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     5.23    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
     5.24    Affiliate and Associate Transactions . . . . . . . . . . . . . . . . . . . . .    34
     5.25    No Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     5.26    No Finder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     5.27    Title to and Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . .    35
     5.28    Tangible Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     5.29    Computer System. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     5.30    Construction and Development Contracts . . . . . . . . . . . . . . . . . . . .    36
     5.31    Government Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     5.32    [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     5.33    [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     5.34    Warranty Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     5.35    Information Accurate and Complete; Reliance. . . . . . . . . . . . . . . . . .    38

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF JLL AND
      PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     6.1     Due Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . .    38
     6.2     Authority; Execution and Delivery; Enforceability. . . . . . . . . . . . . . .    38
     6.3     No Conflicts; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     6.4     No Finder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     6.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

ARTICLE VII  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     7.1     Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . .    39
     7.2     Pre Closing Restrictions on Conduct of Business. . . . . . . . . . . . . . . .    41
     7.3     Compliance with Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     7.4     Certain Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     7.5     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     7.6     Consents, Filings and Authorizations; Efforts to Consummate. . . . . . . . . .    44
     7.7     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     7.8     Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
     7.9     Resignation and General Release. . . . . . . . . . . . . . . . . . . . . . . .    46
     7.10    No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     7.11    Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     7.12    Limited Liability Company Operating Agreement of the Company after the Closing    46
     7.13    [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     7.14    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46


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     7.15    Project Finance Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     7.16    Certain Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .    47
     7.17    Broker of Record . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
     7.18    Current Service Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .    47
     7.19    S&S Construction Assignment of Shares. . . . . . . . . . . . . . . . . . . . .    48
     7.20    No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
     7.21    Use of Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48

ARTICLE VIII  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
     8.1     Conditions to Purchaser's Obligations. . . . . . . . . . . . . . . . . . . . .    49
     8.2     Conditions to Seller's Obligations . . . . . . . . . . . . . . . . . . . . . .    52

ARTICLE IX  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     9.1     Indemnification by Seller. . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     9.2     Indemnification by JLL and Purchaser . . . . . . . . . . . . . . . . . . . . .    54
     9.3     Calculation of Losses; Limitation; Exclusive Remedy. . . . . . . . . . . . . .    54
     9.4     Indemnification Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .    55
     9.5     Termination of Indemnification Obligations . . . . . . . . . . . . . . . . . .    56
     9.6     Payment of Losses; Indemnification Limitation. . . . . . . . . . . . . . . . .    57
     9.7     Right of Offset; Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
     9.8     Consequential Damages, etc . . . . . . . . . . . . . . . . . . . . . . . . . .    58

ARTICLE X  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     10.1    Tax Period Ending on or Before the Closing Date. . . . . . . . . . . . . . . .    58
     10.2    Tax Periods Beginning Before and Ending After the Closing Date . . . . . . . .    58
     10.3    Preparation of Tax Returns at Direction of Seller. . . . . . . . . . . . . . .    59
     10.4    Cooperation on Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .    59
     10.5    Certain Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

ARTICLE XI  TERMINATION; EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . .    60
     11.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
     11.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61

ARTICLE XII  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
     12.1    Waivers and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
     12.2    Governing Law; Jurisdiction and Venue. . . . . . . . . . . . . . . . . . . . .    61
     12.3    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
     12.4    No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . .    62
     12.5    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
     12.6    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
     12.7    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
     12.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     12.9    Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     12.10   Delays or Omissions; Cumulative Nature of Remedies . . . . . . . . . . . . . .    63
     12.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     12.12   Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
     12.13   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
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                                      iii
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                                    SCHEDULES
                                    ---------

     Disclosure Schedule with respect to the matters to be disclosed pursuant to Sections 4.3, 4.6 and 5.1 through 5.35 of this Agreement.

Schedule  1.2          Knowledge
Schedule  3.1          Certain  Liabilities
Schedule  6.3          Purchaser  Consents
Schedule  7.2          Permitted  Changes
Schedule  7.8          Permitted  Activities
Schedule  7.16         Excluded  Liabilities
Schedule  8.1(b)       Consent  and  Waivers
Schedule  8.1(h)       Employment  Agreements


                                       iv
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                                    EXHIBITS
                                    --------

Exhibit A             Description  of  Business
Exhibit B             LLC  Agreement
Exhibit C             General  Release
Exhibit D             Trademark  License  Agreement
Exhibit E             Employment  Agreement


                                        v

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT
                     --------------------------------------


     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 26, 2005, is made by and between JONES LANG LASALLE INCORPORATED, a Maryland corporation ("JLL"), SPAULDING AND SLYE PARTNERS LLC, a Delaware limited liability company, with its principal offices located at 255 State Street, Boston, Massachusetts 02109 ("SELLER"), and SPAULDING & SLYE ACQUISITION CORP., a Delaware corporation, with its principal offices located at 200 East Randolph Drive, Chicago, Illinois 60601 ("PURCHASER"). JLL, Seller and Purchaser are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                R E C I T A L S:
                                - - - - - - - --

     A. Seller owns one hundred percent (100%) of the outstanding membership interests (the "MEMBERSHIP INTERESTS") in Spaulding and Slye LLC, a Delaware limited liability company (the "COMPANY"); and

     B. Seller desires to sell the Membership Interests to Purchaser and Purchaser desires to purchase the Membership Interests from Seller, for the consideration and upon the terms and subject to the conditions set forth in this Agreement; and

     C. JLL owns, directly or indirectly, 100% of the issued and outstanding shares of the capital stock of Purchaser.

                                A G R E E M E N T
                                - - - - - - - - -

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

     1.1     DEFINITIONS.  In  addition  to  the terms defined elsewhere in this
             -----------
Agreement,  the  following  words and phrases shall have the following meanings:

     "1060 FORMS" has the meaning specified in Section 2.6(d).
                                               --------------

     "ACCOUNT" means the account of Seller referred to in Section 2.2(a) hereof.
                                                          --------------

     "AFFILIATE" means, with respect to any Person, any individual or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

     "AGREEMENT"  has  the  meaning specified in the Preamble to this Agreement.

     "ALTERNATE  ACCOUNTING  FIRM"  has  the  meaning  specified  in Section 3.2
                                                                     -----------
hereof.

     "APPLICABLE LAW" shall mean all laws of any Governmental Authority, including without limitation federal and state securities laws, Tax laws, ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority, which are applicable to the Company, any Subsidiary or any specified Person.

     "BALANCE SHEET" has the meaning set forth in Section 5.4 hereof.
                                                  -----------

     "BALANCE  SHEET  DATE"  has  the  meaning  set forth in Section 5.4 hereof.
                                                             -----------

     "BALANCE  SHEET  ITEMS"  has  the  meaning specified in Section 3.1 hereof.
                                                             -----------

     "BASKET" has the meaning set forth in Section 9.6 hereof.
                                           -----------

     "BENEFIT PLAN" means any employee benefit plan, program, policy, contract (whether or not written) or arrangement, including any pension or retirement plan, deferred compensation plan, vacation pay plan, stock option plan, bonus plan, change in control agreement or plan, stock purchase plan, hospitalization, disability or other insurance plan, or severance, retention or termination pay plan or policy, maintained, sponsored, or contributed to by the Company with respect to which the Company has any liability whether contingent or otherwise.

     "BUSINESS" means the business of the Company and its Subsidiaries as is more particularly described on Exhibit A attached hereto.
                                   ----------

     "BUSINESS DAY" means any day other than Saturday, Sunday and any day that in the State of Illinois is a legal holiday or a day on which banking institutions are permitted to be closed.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986, or as otherwise amended or reformed from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

     "CLOSING" means the closing of the sale and purchase of the Membership Interests.

     "CLOSING DATE" means the later of (i) January 3, 2006, or (ii) or such other date as the Parties may mutually agree upon, provided, however, that the Closing shall be deemed effective for all purposes hereunder at the opening of business on January 1, 2006.

     "CLOSING  DATE  BALANCE  SHEET"  has  the  meaning specified in Section 3.1
                                                                     -----------
hereof.

     "CLOSING DATE LIABILITIES" has the meaning specified in Section 3.1 hereof.
                                                             -----------

     "CLOSING DATE PURCHASE PRICE" means One Hundred Fifty Million Dollars ($150,000,000).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning specified in the Recitals hereto.

     "COMPANY DEBT" means, whether or not reflected on the Balance Sheet or Latest Balance Sheet, all indebtedness of the Company or any Subsidiary owed to financial institutions or other Persons, all preferred equity and all liabilities under capitalized leases of the Company or any Subsidiary under GAAP, including, without limitation, the aggregate amount of all outstanding principal, all accrued interest and dividends, all paid but unamortized origination expense and any unpaid fees and expenses, premiums, penalties or other amounts (including losses, costs, penalties and expenses, if any, of lenders and other parties to Contracts relating to the foregoing items arising from the payment or prepayment of such items) payable in connection with the payment or repayment at or after the Closing of any of the foregoing; provided, however, that in no event shall a lease of real property constitute Company Debt.

     "COMPANY LEASES" has the meaning specified in Section 5.12(b) hereof.
                                                   ---------------

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development, other than a Company Permitted Adverse Effect, with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) the ability of Purchaser to operate the business of the Company and each of the Subsidiaries, taken as a whole, immediately after the Closing, substantially in the manner as such business was operated by the Company and the Subsidiaries, taken as a whole, immediately prior to the Closing or (iii) Seller's ability to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that, other than in connection with the definitions of Company Material Adverse Effect set forth above, the terms "material," "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

     "COMPANY PERMITTED ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development arising out of (a) changes in general economic or political conditions or the financing or capital markets in general or changes in currency exchange rates, (b) changes in laws or interpretations thereof by any Governmental Authority or changes in accounting requirements or principles, (c) changes affecting generally the industries or markets in which the Company and the Subsidiaries conduct business which do not have a disproportionate impact on the Company and the Subsidiaries, taken as a whole,
(d) the consummation of the transactions contemplated hereby, (e) any natural disaster, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (f) any action required to be taken under any law or order or any existing agreement by which the Company or any of the Subsidiaries (or any of their respective properties) is bound, provided that a true, correct and complete copy of each such existing agreement has been delivered to Purchaser prior to the date hereof, or (g) the public announcement of this Agreement, the pendency of the transactions contemplated hereby or the performance by Seller or the Company of their obligations hereunder.

     "COMPANY'S  RECORD  BOOKS" has the meaning specified in Section 5.9 hereof.
                                                             -----------

     "COMPANY  SPONSORED BENEFIT PLAN" has the meaning specified in Section 5.16
                                                                    ------------
hereof.

     "COMPUTER SYSTEM" means, collectively, all computer hardware and software and related materials used by the Company.

     "CONFIDENTIAL  INFORMATION"  has  the  meaning  specified in Section 7.1(c)
                                                                  --------------
hereof.

     "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum respecting the Company and its Subsidiaries prepared by Covington Associates.

     "CONFIDENTIALITY  AGREEMENT"  has  the  meaning specified in Section 7.1(b)
                                                                  --------------
hereof.

     "CONSTRUCTION  CONTRACT"  has the meaning specified in Section 5.30 hereof.
                                                            ------------

     "CONTRACT" means any contract, lease, binding commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, warrant, instrument or license, whether written or oral.

     "CT&T" has the meaning specified in Section 9.7(c) hereof.
                                         --------------

     "DOLLARS" means the currency of the United States of America.

     "ENVIRONMENTAL CLAIM" means any claim, liability, investigation, litigation or administrative proceeding, whether pending or threatened pursuant to written or oral notification, or any judgment or order relating to any Hazardous Materials asserted or threatened pursuant to written or oral notification against the Company or any Subsidiary or any event giving rise to liability of the Company or any Subsidiary under any Environmental Law with respect to any property now or previously owned or leased by the Company or any of its Subsidiaries or in any other manner relating to, or arising from or in connection with the conduct of the Business of the Company or any of its Subsidiaries.

     "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign statutes, rules regulations, ordinances (including, without limitation, those specified in the definition of Hazardous Materials) codes, decrees, judgments, directives, orders and other provisions that have the force or effect of law, all judicial and administrative orders and determinations (including consent orders and agreements with Governmental Authorities), and all common law concerning public health and safety, pollution or protection of the environment, natural resources or worker health and safety, including, without limitation, those related to the manufacture, presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or business under common control or is otherwise treated as a single employer under section 414(b), (c), (m) or (o) of the Code.

     "ESCROW"  has  the  meaning  specified  in  Section  2.5  hereof.
                                                 ------------

     "ESCROWEE"  has  the  meaning  specified  in  Section  2.5  hereof.
                                                   ------------

     "EXCLUDED  LIABILITIES"  has  the meaning specified in Section 7.16 hereof.
                                                            ------------

     "FABS" means "Financial Business Solutions". FABS schedule contractors provide services such as financial management, budget formulation, execution and monitoring, accounting, financial audits, etc.

     "GAAP"  means  United  States  generally  accepted  accounting  principles.

     "GOVERNMENT  CONTRACT"  has  the  meaning specified in Section 5.31 hereof.
                                                            ------------

     "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign government administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, administrative law judge, arbitrator or arbitral body or other governmental authority or instrumentality, domestic or foreign.

     "GOVERNMENTAL REQUIREMENTS" means, as of the date of determination thereof, all Applicable Laws or similar forms of decision of any Governmental Authority.

     "GSA" has the meaning specified in Section 5.31 hereof.
                                        ------------

     "HAZARDOUS MATERIALS" means hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases including but not limited to substances defined as "PCBs," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," "petroleum," "petroleum substances," asbestos, asbestos-containing material, urea formaldehyde or materials that contain it, or other similar designations in, or otherwise subject to regulation under, CERCLA,; the Toxic Substance Control Act ("TSCA"), 15 U.S.C. Sec. 2601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sec. 9601; the Clean Water Act ("CWA"), 33 U.S.C. Sec. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C.Sec. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. Sec. 7401 et seq.; the Atomic Energy Act of 1954, as amended, 42 U.S.C. Sec. 2011 et seq.; the Hazardous Materials Transportation Act ("HMTA"), 49 U.S.C. Sec. 5201 et seq.; or under any other Environmental Law that defines the same or similar terms; and in the plans, rules, regulations or ordinances adopted, or other criteria, guidance and guidelines promulgated and/or published pursuant to the preceding laws or other similar laws, regulations, rules or ordinances, and any other substances, constituents or wastes subject to environmental regulations under any Applicable Law.

     "HSR ACT" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED  PARTY"  has  the  meaning specified in Section 9.4(a) hereof.
                                                          --------------

     "INDEMNIFYING  PARTY"  has  the meaning specified in Section 9.4(a) hereof.
                                                          --------------

     "INITIAL  RESOLUTION  PERIOD"  has  the  meaning  specified  in Section 3.1
                                                                     -----------
hereof.

     "IRS" means the United States Internal Revenue Service.

     "JLL" has the meaning specified in the Preamble to this Agreement.

     "JLL MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development, other than a JLL Permitted Adverse Effect, with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of JLL and its subsidiaries, taken as a whole or (ii) the ability of Purchaser or JLL to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that, other than in connection with the definition of JLL Material Adverse Effect set forth above, the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to JLL Material Adverse Effect.

     "JLL PERMITTED ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development arising out of (a) changes in general economic or political conditions or the financing or capital markets in general or changes in currency exchange rates, (b) changes in laws or interpretations thereof by any Governmental Authority or changes in accounting requirements or principles, (c) changes affecting generally the industries or markets in which JLL conducts business which do not have a disproportionate impact on JLL, (d) the consummation of the transactions contemplated hereby, (e) any natural disaster, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (f) any action required to be taken under any law or order or any existing agreement by which Purchaser (or any of its properties) is bound, or (g) the public announcement of this Agreement, the pendency of the transactions contemplated hereby or the performance by JLL or Purchaser of their obligations hereunder.

     "KEY  EMPLOYEE  LIST"  has  the  meaning  specified in Section 5.15 hereof.
                                                            ------------

     "LATEST  BALANCE  SHEET"  has  the meaning specified in Section 5.4 hereof.
                                                             -----------

     "LATEST  BALANCE  SHEET  DATE"  has  the  meaning  specified in Section 5.4
                                                                     -----------
hereof.

     "LATEST  FINANCIAL  STATEMENTS"  has  the  meaning specified in Section 5.4
                                                                     -----------
hereof.

     "LIABILITY" means any liability or obligation of any kind, nature or description (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

     "LIEN" means any mortgage, deed of trust, lien, security interest, pledge, hypothecation, charge, claim, restriction, or encumbrance of any kind or any preference, priority, or other agreement for security or preferential arrangement of any kind or nature whatsoever (including any conditional sale or title retention agreement).

     "LLC  AGREEMENT"  has  the  meaning  specified  in  Section  2.4(a).
                                                         ---------------

     "LOSSES" means collectively, all losses, Liabilities, charges, claims, demands, penalties, fines, costs, fees, amounts paid (i) in settlement, or (ii) to cure, or (iii) to obtain waiver of, defaults, damages and expenses (including, without limitation, reasonable legal fees and expenses, court costs, reasonable costs of investigation and costs of appeal).

     "MAJOR  CLIENTS"  has  the  meaning  specified  in  Section  5.21  hereof.
                                                         -------------

     "MAS"  has  the  meaning  specified  in  Section  5.31  hereof.
                                              -------------

     "MATERIAL CONTRACTS" means contracts of the Company and its Subsidiaries described in Section 5.8(a).
               ---------------

     "MEMBERSHIP  INTERESTS"  has  the meaning specified in the Recitals hereto.

     "MOBIS" means "Mission Oriented Business Integrated Services." MOBIS schedule contractors provide services such as consulting, studies surveys, training services, facilitation services, etc.

     "NET CASH COLLECTIONS OF ANY CLOSING DATE ACCOUNTS RECEIVABLE" has the meaning specified in Section 3.3(a) hereof.
                        ---------------

     "NOTICE" means notification in either written, electronic or, to the Knowledge of Seller, oral form.

     "OBJECTION NOTICE" has the meaning specified in Section 3.1 hereof.
                                                     -----------

     "OBJECTION PERIOD" has the meaning specified in Section 3.1 hereof.
                                                     -----------

     "ORDINARY COURSE OF BUSINESS" means the conduct of the Business of the Company and each of its Subsidiaries in the ordinary and normal course of day-to-day operations consistent with past practices and not requiring the approval or consent of the member of the Company or the members of Seller.

     "PARTY" and "PARTIES" have the meanings specified in the Preamble to this Agreement.

     "PERMITS" means any certificates, licenses, permits, authorizations, consents, waivers, or approvals required to be issued or granted to the Company or any of its Subsidiaries by Governmental Authorities in connection with the operation of the Business of the Company or such Subsidiary as such Business is presently conducted.

     "PERMITTED LIENS" means (a) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising in the Ordinary Course of Business from amounts which are not yet due and payable and which would not individually or in the aggregate have a Material Adverse Effect or which are being contested, with bond, in appropriate proceedings; (b) Liens arising under any original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business; (c) Liens for Taxes and other governmental obligations not yet due and payable or which hereafter may be paid without penalty or which are being contested in good faith; and (d) other minor imperfections of title, restrictions or encumbrances, if any, which do not impair the ownership, operation or continued use of the specific assets to which they relate.

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization or any Governmental Authority.

     "PRE-CLOSING PERIOD" means any Tax period ending on or before the Closing Date and, in the case of a Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period through and including the Closing Date.

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before or otherwise involving any governmental authority, agency, instrumentality, court or arbitrator.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec.406 and Code Sec.4975.

     "PROJECT  FINANCE  AGREEMENTS"  has  the  meaning  specified in Section 4.6
                                                                     -----------
hereof.

     "PROJECT  FINANCE  DOCUMENTS"  has  the  meaning  specified  in Section 4.6
                                                                     -----------
hereof.

     "PROJECT  FINANCE  GUARANTIES"  has  the  meaning  specified in Section 4.6
                                                                     -----------
hereof.

     "PROJECT  LENDERS"  has  the  meaning  specified in Section 7.15(a) hereof.
                                                         ---------------

     "PROJECT  LENDERS'  CONSENTS"  has the meaning specified in Section 7.15(a)
                                                                 ---------------
hereof.

     "PURCHASER"  has  the  meaning specified in the Preamble to this Agreement.

     "RECEIVABLES" means the accounts receivable and notes receivable of the Company and each Subsidiary.

     "RECONCILIATION  DATE"  has  the  meaning  specified in Section 3.1 hereof.
                                                             -----------

     "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, emanating, crumbling, dumping, pumping or other releasing or allowing to escape into or through the environment, whether intentional or unintentional, sudden, immediate or over an extended period of time.

     "REVIEWING PARTY" has the meaning specified in Section 3.2 hereof.
                                                    -----------

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" has the meaning specified in the Preamble to this Agreement.

     "SUBSIDIARIES" means S&S Boston Construction LP, a Massachusetts limited partnership, Spaulding and Slye Construction LP, a Massachusetts limited partnership, S&S PR One LLC, a Delaware limited liability company, S&S PR Two LLC, a Delaware limited liability company, S&S Colliers International Puerto Rico, a Puerto Rico general partnership and Spaulding & Slye Federal Services LLC, a Delaware limited liability company and, for all purposes hereunder including the representations and warranties of Seller set forth in Article V below and the indemnification provisions of Article IX below, the term "Subsidiary" or "Subsidiaries" shall be deemed to include Spaulding and Slye Construction Company, Inc., a Massachusetts corporation ("S&S Construction").

     "TAX" means (i) any tax or other similar assessment or charge (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, intangibles, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, social security (or similar), employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, customs, duty or other tax), together with any interest, penalty, addition to tax or other additional amount, in each case imposed by any Governmental Authority, (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a Person being a member of an affiliated, consolidated or combined group with any other entity at any time on or prior to the Closing Date or as a result of any tax sharing or similar agreement and (iii) any liability of any Person with respect to the payment of any amount of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such Person to indemnify any other Person.

     "TAX AUTHORITY" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

     "TAX PROCEEDING" means any audit, examination, review, assessment or reassessment, refund claim, litigation or other administrative or judicial proceeding or other similar action by a Tax Authority relating to any Tax for which the Company or any Subsidiary is (or is asserted to be) or may be liable.

     "TAX  PURCHASE  PRICE"  has the meaning specified in Section 2.6(a) hereto.
                                                          --------------

     "TAX RETURN" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority.

     "TERRITORY" means the greater Boston, Massachusetts metropolitan area, the greater Washington, D.C. metropolitan area (including Virginia and Maryland), Connecticut and Puerto Rico.

     "THIRD  PARTY  CLAIM"  has  the meaning specified in Section 9.4(a) hereof.
                                                          --------------

     "TOTAL  CASH"  has  the  meaning  specified  in  Section  3.3(a)  hereof.
                                                      ---------------

     1.2     KNOWLEDGE.  Whenever  any  representation  or  warranty  of  Seller
             ---------
contained  in  this  Agreement  or  in  any  schedule, exhibit or other document delivered in connection with this Agreement is qualified to the "Knowledge" of Seller, such qualification means the actual knowledge of any of the individuals listed on Schedule 1.2 hereto, after making due inquiry of the Person at the
            -------------
Company or either of its Subsidiaries having primary operating responsibility for the subject matter of the representation and warranty in question.

     1.3     CONSTRUCTION.  Unless  otherwise  indicated,  (i)  defined  terms
             ------------
include the plural as well as the singular; (ii) any agreement defined or referred to herein includes each amendment, modification and supplement thereto;
(iii) a reference to any law or Regulation includes any amendment, modification or successor thereto; (iv) accounting terms not otherwise defined have the meanings assigned to them by GAAP; and (v) the words "include," "includes" and "including" are not limiting and are deemed to be followed by the words "without limitation" whether or not in fact followed by such words or words of like import.

                                   ARTICLE II
                                   ----------

               SALE AND PURCHASE OF MEMBERSHIP INTERESTS; CLOSING
               --------------------------------------------------

     2.1     SALE  AND  PURCHASE  OF  THE  MEMBERSHIP INTERESTS.  Subject to the
             --------------------------------------------------
terms and conditions of this Agreement, at the Closing on the Closing Date Seller will transfer, sell and assign the Membership Interests to Purchaser and Purchaser will purchase the Membership Interests from Seller.

     2.2     TOTAL  CONSIDERATION.  The  total  consideration for the Membership
             --------------------
Interests shall be the aggregate of the Closing Date Purchase Price plus the aggregate amount of the deferred payments which are made by Purchaser to Seller pursuant to Section 2.2(b) below, plus any contingent payment which is made by
              --------------
Purchaser  to  Seller  pursuant  to  Section  2.2(c)  below.
                                     ---------------

          (a)     CLOSING  DATE  PURCHASE  PRICE.  On  the  Closing  Date and in
                  ------------------------------
     connection with the consummation of the Closing Purchaser or JLL shall pay to Seller the Closing Date Purchase Price by wire transfer of immediately available funds to an account of Seller designated in writing by Seller and delivered to Purchaser at least two (2) Business Days before the Closing Date (the "ACCOUNT").

          (b)     DEFERRED  PAYMENTS.  Subject  to the provisions of Section 9.7
                  ------------------                                 -----------
     below, on January 2, 2008 (or if that date shall not be a Business Day such payment shall be made on the immediately succeeding Business Day), Purchaser or JLL shall pay to Seller Twenty Million Dollars ($20,000,000) and on December 31, 2008 (or if that date shall not be a Business Day such payment shall be made on the immediately preceding Business Day), Purchaser shall pay to Seller Fifteen Million Dollars ($15,000,000) in each case by wire transfer of immediately available funds to the Account.

          (c)     EARN  OUT  PAYMENT.
                  ------------------

               (i)     EARN OUT DEFINITIONS.  The following definitions shall be
                       --------------------
          applicable for purposes of determining the amount, if any, of the earn out payment which may be payable to Seller hereunder:

               "BUSINESS OPERATIONS" means that portion of the business operations of Jones Lang LaSalle Americas, Inc. ("Americas")
          (exclusive of business operations of the Company and any of its Subsidiaries) which are managed directly or indirectly by Seller's Management and which consists of Americas' Markets and investment sales within the greater Washington D.C. and Boston markets.

               "EARN-OUT ELIGIBLE REVENUE" means the excess, if any, of Revenue over Steady State Revenue.

               "EARN-OUT MULTIPLIER" means Minimum Earn-out Shortfall divided by $35,000,000 rounded to three decimal places.

               "EARN-OUT" shall mean the lesser of $35,000,000 or Earn-out Eligible Revenue divided by the Earn-out Multiplier

               "MARKETS" means agency leasing, transaction execution representing tenants (exclusive of any revenue allocated or earned by Americas' public institution business in connection with or arising from said activities), property management, project and development services except services provided in conjunction with reimbursed corporate accounts.

               "MINIMUM EARN-OUT SHORTFALL" means Pro Forma Revenue minus Steady State Revenue.

               "PRO  FORMA  REVENUE" shall mean the sum of (a) $329,452,000 plus
          (b)  Revenue  from  Purchaser.

               "REVENUE" shall mean the sum of (a) revenue recognized in accordance with GAAP during the period beginning on January 1, 2006 and ending at the close of business on December 31, 2008 (the "Earn-Out Period") generated from the operations of the Business by the Company and its Subsidiaries (reference the Confidential Information Memorandum) plus (b) revenue recognized in accordance with GAAP generated during the Earn-Out Period from the Business Operations.

               "REVENUE FROM PURCHASER" shall mean the amount of 2006 projected revenue from the Business Operations as shall be agreed upon in writing by Purchaser and Seller's Management prior to the Closing Date on the basis of Americas' final 2006 operational plan recommended by Americas' management to its board of directors; provided, however,
                                                              --------  --------
          that Revenue from Purchaser for the Earn-Out Period shall not be more than 15% greater or lesser than $70,200,000.

               "SELLER'S  MANAGEMENT" shall mean David McGarry and Peter Bailey.

               "STEADY STATE REVENUE" shall mean the sum of (a) $259,500,000 plus (b) Revenue from Purchaser.

               (ii)     EXAMPLE.  For the avoidance of doubt, by way of example,
                        -------
          and as an illustration of the Parties' intent (and using hypothetical numbers) of the earn out calculation, the following is an example of the manner in which the earn out calculation shall be made upon the completion of the Earn Out Period.

               If  the  amounts  defined  at  Closing  are:
               -------------------------------------------
               Steady  State  Revenue  =  $329,700,000
               Pro  Forma  Revenue  =  $399,652,000

               Then:
               -----
               Minimum  Earn-out  Shortfall  =  $69,952,000
               Earn-out  Multiplier  =  1.999

               And  if the amounts calculated at the end of Earn-out Period are:
               ----------------------------------------------------------------
               Revenue = $375,000,000 (assumption for this example) Earn-out Eligible Revenue = $45,300,000 ($375,000,000 minus
          $329,700,000)

               Then:
               -----
               Earn-out  =  $22,661,331($45,300,000  divided  by  1.999)

               (iii)     ANNUAL  CALCULATION.  On  or  before  March 1, 2007 and
                         -------------------
          March 1, 2008, Purchaser shall deliver to Seller a written calculation of Purchaser's determination of Revenue for calendar years 2006 and 2007, respectively. Seller shall have a period of ten (10) Business Days after receipt of Purchaser's calculation within which to object in writing to Purchaser with respect to the calculation so made, specifying in detail the basis of any objection. The resolution of any dispute regarding the earn out payment shall be conducted in the same manner as is specified for the resolution of disputes in Section 3.2 hereof. If Seller shall fail to deliver a written objection notice to Purchaser within such ten (10) Business Day period then Purchaser's calculations respecting the earn out shall be deemed final and binding upon the parties without further recourse.

               (iv)     FINAL  CALCULATION.  On  or  before  March  1,  2009,
                        ------------------
          Purchaser shall deliver to Seller a written calculation of Purchaser's determination of (A) Revenue for calendar year 2008, and (B) whether any earn out payment is due and payable to Seller hereunder and, if such payment is due and payable, the amount thereof. In calculating whether any earn-out payment is due to Seller, Purchaser's calculation shall reflect the amount of Revenue for 2006 and 2007 determined pursuant to clause (iii) above. Seller shall have a period of ten (10) Business Days after receipt of Purchaser's calculation within which to object in writing to Purchaser with respect to the calculation so made, specifying in detail the basis of any objection. The resolution of any dispute regarding the earn out payment shall be conducted in the same manner as is specified for the resolution of disputes in
          Section 3.2 hereof. If Seller shall fail to deliver a written objection notice to Purchaser within such ten (10) Business Day period then Purchaser's calculations respecting the earn out shall be deemed final and binding upon the parties without further recourse.

               (v)     PAYMENT.  Subject to the provisions of Section 9.7 below,
                       -------                                -----------
          any amount payable to Seller with respect to the earn out payment shall be made by Purchaser or JLL by wire transfer of immediately available funds to the Account within five (5) Business Days after the expiration of the ten (10) Business Day period referred to in Section 2.2(c)(iv) above (where there has been no timely objection made by Seller), or within five (5) Business Days after the date upon which any dispute with respect thereto has been finally and fully resolved. In no event shall Purchaser or JLL be obligated to make any earn out payment in excess of Thirty Five Million Dollars ($35,000,000).

               (vi)     ACCESS  TO  RECORDS.  Without limiting the generality of
                        -------------------
          any other provision of this Agreement at Seller's sole cost and expense, Purchaser shall give Seller and its agents and representatives (including accountants) access to Purchaser's records during normal business hours and after receipt by Purchaser of a written request by Seller for access not less than two (2) Business Days prior to the date upon which such access is requested and Purchaser shall make records stored in electronic form reasonably available to Seller and its agents and representatives during such period of access, in each instance solely for any purpose relevant to the calculations or processes referred to in this Section 2.2(c).

               (vii)     MANAGEMENT; CONTROL; ACCOUNTING; CAPITALIZATION.  It is
                         -----------------------------------------------
          understood  that,  subject  to  the  terms of any employment agreement between Americas or any of its Affiliates and members of Seller's Management, Seller's Management shall have management responsibility, for the duration of the earn-out period, for the activities that relate to the generation of revenue upon which the earn out payment calculation is based, including (A) the operations of the Company and its Subsidiaries which consist of the Business and (B) the Business Operations. For purposes of calculating Revenue and allocating revenues among revenue-generators, the Parties shall use the accounting and allocation methods and principles used by the Company prior to the Closing Date. All revenue of Americas from existing corporate accounts of the Company and its Subsidiaries shall be allocated to and constitute Revenue provided such Revenue is derived
                                                --------
          from the Business Operations. Seller's Management will manage the Business and the Business Operations in conformity and compliance with the practices, policies, procedures, manuals and required approvals of Americas, and Americas shall provide adequate operating capital to the Company after the Closing Date consistent with Americas' strategy and comparable policies of providing operating capital to its other business operations.

     2.3     [INTENTIONALLY  OMITTED].

     2.4     PAYMENT  PLAN;  RIGHT  OF  INSPECTION.
             -------------------------------------

          (a)     PAYMENT  PLAN.  Seller hereby agrees that (i) the Closing Date
                  -------------
     Purchase Price shall be distributed by Seller in accordance with the Amended and Restated Limited Liability Company Agreement of the Seller, a form of which is attached hereto as Exhibit B (the "LLC AGREEMENT"), and
                                            ---------
     (ii)  the  deferred  payments  payable  by  Purchaser to Seller pursuant to
     Section  2.2(b)  and  the  earn-out  payment payable by Purchaser to Seller
     ---------------
     pursuant  to  Section  2.2(c) above shall be distributed in accordance with
                   ---------------
     the LLC Agreement. Contemporaneously with the execution of this Agreement the LLC Agreement shall be executed by all of the parties thereto. Following the date hereof, Seller shall not amend the LLC Agreement to accelerate the payment to any individual of any amount that Seller received from Purchaser pursuant to this Agreement.

          (b)     RIGHT  OF  INSPECTION.  Once  within each six (6) month period
                  ---------------------
     following  the  Closing  Date,  Purchaser  or its authorized representative shall be entitled at all times during normal business hours to inspect, copy and make extracts of the books and records of the Seller to determine whether the distributions made by Seller prior to the date of such inspection were made in compliance with the LLC Agreement. In the event such inspection shall reveal any violation of Section 2.4(a) above then
                                                       --------------
     Seller shall promptly reimburse Purchaser for the fees, costs and expenses paid or incurred by Purchaser of the Company in connection with said inspection.

     2.5     CLOSING.  The  Closing  shall  be  effectuated (other than the wire
             -------
transfer of the Closing Date Purchase Price by Purchaser or JLL) through a joint order escrow (the "ESCROW") established by the Parties at Bank of New York in Chicago, Illinois ("ESCROWEE"). The escrow agreement respecting the Escrow shall be entered into by the Parties on or before December 15, 2005 in a form that is reasonably acceptable to the Parties. The fees, costs and expenses of the Escrowee shall be borne equally by Purchaser and Seller.

     2.6  ALLOCATION OF PURCHASE PRICE.
          ----------------------------

          (a) The Parties acknowledge that, for federal income tax purposes, the purchase of the Membership Interests will be treated as the purchase of the assets held by the Company as of the Closing. Accordingly, as soon as practicable following the Reconciliation Date, Seller shall prepare and deliver to Purchaser for its approval an allocation schedule (the "ALLOCATION SCHEDULE") allocating the Closing Date Purchase Price as adjusted pursuant to Section 3.3 hereof and as increased by the amount of
                            -----------
     any liabilities of the Company as of the Closing to the extent such liabilities are recognized as liabilities for federal income Tax purposes (the "TAX PURCHASE PRICE") among (i) the assets of the Company as of the Closing Date, and (ii) the covenant contained in Section 7.7 hereof. The
                                                         -----------
     Allocation  Schedule  shall  be prepared in accordance with the rules under
     Section 1060 of the Code and the Treasury Regulations promulgated thereunder.

          (b) Purchaser shall deliver to Seller, within thirty (30) days after delivery of the Allocation Schedule, either a notice indicating that Purchaser accepts such schedule or a statement setting forth its objections to such schedule and providing an explanation of those items on the schedule to which it objects and its reasons for so objecting. If Purchaser delivers to Seller a notice accepting Seller's Allocation Schedule, or if Purchaser does not deliver a written objection within such thirty (30) day period, then, effective as of either the date of delivery of such notice of acceptance or as of the close of business on such thirtieth (30th) day, Seller's Allocation Schedule shall be deemed to be the accepted by Purchaser. If Purchaser timely delivers a notice objecting to the Allocation Schedule as provided above, Purchaser and Seller shall use good faith efforts to resolve such objections. If Purchaser and Seller cannot resolve such objections within sixty (60) days following the date that Purchaser notified Seller of the objection, then Purchaser and Seller resolve the dispute in the manner set forth in Section 3.2 hereof. The
                                                         -----------
     Reviewing Party shall prepare the Allocation Schedule by (i) accepting all allocations contained in the Allocation Schedule as prepared by Seller with respect to which Purchaser did not object in its notice and (ii) allocating amounts to those items with respect to which Purchaser did object based upon its determination of the fair value of such items. The determination of the Reviewing Party shall be final and binding on all Parties.

          (c) The Parties agree that, in addition to any other amounts agreed upon by the Parties as allocable to the goodwill of the Company, all amounts payable pursuant to Section 2.2(c) hereof shall be allocated to the
                                 --------------
     goodwill  of  the  Company.

          (d) The Parties agree to act in accordance with the allocations contained in the Allocation Schedule (as accepted by Purchaser or as determined by the Reviewing Party) and Section 2.6(c) hereof in any
                                                  ---------------
     relevant Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law ("1060 Forms")), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

                                   ARTICLE III
                                   -----------

                      CLOSING DATE BALANCE SHEET; OWNERSHIP
                        OF CERTAIN ASSETS AND LIABILITIES

     3.1     CLOSING  DATE  BALANCE SHEET.  Not less than one hundred and eighty
             ----------------------------
(180) days immediately following the Closing Date Seller shall deliver or cause to be delivered to Purchaser a true, correct and complete consolidated balance sheet of the Company and its Subsidiaries as at the close of business on December 31, 2005 which has been duly audited by the firm of certified public accountants regularly engaged by the Company, which includes a determination of those liabilities identified in Schedule 3.1 hereto and which is accompanied by
                                 ------------
an unqualified opinion of such accounting firm that the Closing Balance Sheet has been prepared in accordance with GAAP (except with respect to the inclusion of those identified in Schedule 3.1 hereto) consistently applied and utilizing
                         ------------
the same assumptions, procedures and methods as were utilized in the preparation of the Balance Sheet, setting forth each of the Company's and the Subsidiaries' Company Debt, cash and cash equivalents, and Receivables (Company Debt, cash and cash equivalents, and Receivables collectively referred to as "BALANCE SHEET ITEMS") as of the close of business on December 31, 2005 (said balance sheet and the footnotes thereto being referred to herein as the "CLOSING DATE BALANCE SHEET"). In addition, although they would not formally be reflected as liabilities on the Closing Balance Sheet under GAAP, for purposes of this Agreement the Closing Date Balance Sheet shall include within the liabilities section those certain liabilities of the Company or a Subsidiary which are more particularly identified on Schedule 3.1 hereto (the liabilities reflected on the
                           ------------
Closing  Date Balance Sheet, combined with the liabilities reflected on Schedule
                                                                        --------
3.1  hereto  are  hereafter  collectively  referred  to  as  the  "CLOSING  DATE
---
LIABILITIES"). The aggregate Accounts Receivable of the Company and the Subsidiaries reflected on the Closing Date Balance Sheet are hereinafter referred to as the "CLOSING DATE ACCOUNTS RECEIVABLE." The fees, costs and expenses of such audited balance sheet shall be borne by Seller. Purchaser shall have a period of thirty (30) days (the "OBJECTION PERIOD") after receipt of the Closing Date Balance Sheet from Seller in which to provide written notice to Seller of any objections thereto (the "OBJECTION NOTICE"), setting forth in reasonable detail the specific item of the calculation of the Balance Sheet Items or other items or matters to which each such objection relates and the specific basis for each such objection. The Closing Date Balance Sheet and the resulting Balance Sheet Items or other items or matters shall be deemed to be accepted by Purchaser, and shall become final and binding on the parties, on the later of (i) the expiration of the Objection Period without the filing of an Objection Notice or (ii) the date on which all objections have been resolved by the parties or the Reviewing Party and payment has been made, to the extent required under Section 3.3 below (the "RECONCILIATION DATE"). If Purchaser
                 ------------
gives any such Objection Notice within the Objection Period, then Purchaser and Seller shall attempt in good faith to resolve any dispute concerning the item(s) subject to such Objection Notice. If Purchaser and Seller do not resolve all disputes arising in connection with the calculation of the Balance Sheet Items and/or relating to the Closing Date Balance Sheet within thirty (30) days after the date of delivery of the Objection Notice, which thirty (30) day period may be extended by written agreement of Seller and Purchaser (such period, as it may be extended, the "INITIAL RESOLUTION PERIOD"), such dispute shall be resolved in accordance with the procedures set forth in Section 3.2 below.
                                                   ------------

     3.2     DISPUTE  RESOLUTION.  If Seller and Purchaser have not been able to
             -------------------
resolve a dispute within the Initial Resolution Period, either party may submit such dispute to, and such dispute shall be resolved fully, finally and exclusively through the use of the Chicago, Illinois office of an independent accounting firm reasonably designated by Purchaser and reasonably acceptable to the Company. If the independent accounting firm so selected is not willing to serve as an independent accounting firm for this purpose, then another independent international accounting firm (the "ALTERNATE ACCOUNTING FIRM") shall be selected to serve as such by mutual agreement of Seller and Purchaser. If Purchaser and Seller cannot mutually agree on the identity of the Alternate Accounting Firm within fifteen (15) days following expiration of the Initial Resolution Period, such dispute shall be resolved fully and finally in Chicago, Illinois by an arbitrator with significant accounting experience selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association (the Alternate Accounting Firm or the arbitrator so selected is referred to below as "REVIEWING PARTY"). The fees and expenses of the independent accounting firm so selected, the Alternate Accounting Firm or the Reviewing Party incurred in the resolution of such dispute shall be borne by the parties in such proportion as is appropriate to reflect the relative benefits received by Purchaser and Seller from the resolution of the dispute. For example, if Purchaser challenges the calculation of the Balance Sheet Items in the Closing Date Balance Sheet by an amount of One Hundred Thousand Dollars ($100,000), but the Reviewing Party determines that Purchaser has a valid claim for only Forty Thousand Dollars ($40,000), Seller shall bear forty percent (40%) of the fees and expenses of the Reviewing Party and the Purchaser shall bear the other sixty percent 60% of such fees and expenses. Any arbitration proceeding shall be commenced within sixty (60) days of the date of delivery of the Objection Notice. The Reviewing Party shall determine (and written notice thereof shall be given to Purchaser and Seller) as promptly as practicable, but in any event within thirty (30) days following the date on which the Closing Date Balance Sheet is delivered to the Reviewing Party, based solely on written submissions detailing the disputed items and forwarded to it, (x) whether the Closing Date Balance Sheet and the resulting Balance Sheet Items were prepared in accordance with the terms of this Agreement or, alternatively, (y) only with respect to the disputed items submitted to the Reviewing Party, whether and to what extent (if any) the Closing Date Balance Sheet and/or the resulting Balance Sheet Items or other items require adjustment. The Reviewing Party shall provide a written explanation in reasonable detail of each such required adjustment, including the basis therefor. All negotiations pursuant to this Section 3.2 shall be treated as
                                                 -----------
compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence, and all negotiations, submissions to the Reviewing Party, and arbitration proceedings under this
Section  3.2  shall be treated as confidential information.  The Reviewing Party
------------
shall be bound by a mutually agreeable confidentiality agreement. The procedures of this Section 3.2 are exclusive and, except as set forth below, the
                   -----------
determination of the Reviewing Party shall be final and binding on the parties. The decision rendered pursuant to this Section 3.2 may be filed as a judgment in
                                       -----------
any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section
                                                                         -------
3.2.  The  other party's only defense to such a request for specific enforcement
---
or other legal action shall be fraud by or on the part of the Reviewing Party or obvious mathematical miscalculation.

     3.3     RECONCILIATION  OF  CLOSING  DATE  LIABILITIES.  Within  ten  (10)
             ----------------------------------------------
Business Days after the Closing Date Balance Sheet has been finalized in accordance with Section 3.1 and Section 3.2 above, the Parties shall reconcile
                  -----------     -----------
the  Closing  Date  Liabilities  as  follows:

          (a) if the Closing Date Liabilities exceed the aggregate of the cash and cash equivalents of the Company and the Subsidiaries at the close of business on December 31, 2005, plus the aggregate Net Cash Collections of Closing Date Accounts Receivable of the Company and the Subsidiaries from January 1, 2006 through the day immediately preceding the Reconciliation Date ("TOTAL CASH"), Seller shall pay Purchaser an amount equal to said excess by wire transfer of immediately available funds to an account of Purchaser designated in writing to Seller by Purchaser. The
     Company and the Subsidiaries shall retain any uncollected Closing Date Accounts Receivable in existence on the Reconciliation Date and shall remit to Seller on or before the twentieth (20th) day of each month thereafter all Net Cash Collections of Any Closing Date Accounts Receivable which were received by the Company or any of the Subsidiaries as collected funds during the immediately preceding month. For purposes hereof, NET CASH COLLECTIONS OF ANY CLOSING DATE ACCOUNTS RECEIVABLE of the Company or a Subsidiary shall mean gross collections minus the fees, costs and expenses paid or payable to a third party with respect to such collected or partially collected account receivable; or

          (b) if the Total Cash exceeds the Closing Date Liabilities, Purchaser or JLL shall pay Seller an amount equal to said excess by wire transfer of immediately available funds to the Account. The Company and the Subsidiaries shall retain any uncollected Closing Date Accounts Receivable in existence on the Reconciliation Date and shall remit any collections thereof to Seller in the manner provided for in Section 3.3(a) above.
                                                           -------------

          (c) Seller shall pay directly, when due, any fees, costs and expenses which shall become due and payable to any third party on or after the Reconciliation Date in connection with or arising from any efforts to collect any Closing Date Accounts Receivable. From and after the Closing Date, Purchaser and its Affiliates shall not cause the Company or the Subsidiaries to incur any fees, costs and expenses which are payable to any third party in connection with any efforts to collect any Closing Date Accounts Receivables unless Seller shall have consented thereto in writing.

                                   ARTICLE IV
                                   ----------

                     SELLER'S REPRESENTATIONS AND WARRANTIES
                       REGARDING SELLER AND ITS AFFILIATES
                       -----------------------------------

     Seller represents and warrants to JLL and Purchaser that, except as set forth in the Disclosure Schedule, the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV. The disclosures in any section or subsection of the Disclosure Schedule shall qualify the corresponding section or subsection in this Article IV and such other sections or subsections to the extent specifically cross referenced by section number of the Disclosure Schedule.

     4.1     DUE  ORGANIZATION  AND  STANDING;  RECORDS.  Seller  is  a  limited
             ------------------------------------------
liability company which is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has delivered to Purchaser true, accurate and complete copies of the certificate of formation and operating agreement of Seller.

     4.2     AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.  Seller has full
             -------------------------------------------------
limited liability company power and authority to execute and deliver this Agreement and each other transaction document to which Seller is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and each other transaction document to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of Seller. Seller has duly executed and delivered this Agreement, and each other transaction document to which Seller is a party, when executed and delivered by Seller, will be duly executed and delivered by Seller. This Agreement constitutes, and each other transaction document to which Seller is a party, when duly executed and delivered by Seller, shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights and by general principles of equity.

     4.3     NO  CONFLICTS;  CONSENTS.  The  execution and delivery by Seller of
             ------------------------
this Agreement and each other transaction document to which Seller is a party, the consummation by Seller of the transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon the Membership Interests under, any provision of (i) the organizational documents of Seller, the Company or any of its Subsidiaries; (ii) any contract, agreement or instrument to which Seller is a party or by which its properties or assets is subject to or bound;
(iii) any contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets is subject to or bound; or (iv) any injunction, judgment, order, ruling, charge, or decree applicable to Seller, the Company or any of its Subsidiaries, their respective assets, or any Applicable Law, other than, in the case of clause (ii) or (iii) above, any such items disclosed on Section 4.3 of the Disclosure Schedule. Except as disclosed on Section 4.3 of the Disclosure Schedule and except with respect to the required filing under the HSR Act, no consent, approval, license, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to Seller, the Company or any of its Subsidiaries in connection with Seller's execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Section does not apply to the Project Finance Agreements, or consents, approvals, licenses, orders or authorizations of, or registrations, declarations or filings in connection therewith, all of which are the subject of separate provisions of this Agreement.

     4.4     LITIGATION.  There  is no action, suit or proceeding pending or, to
             ----------
the Knowledge of Seller, threatened against Seller that questions the validity of this Agreement or any other transaction document to which Seller is a party, or the right of Seller to enter into this Agreement or any other transaction document to which Seller is a party, or to consummate the transactions contemplated hereby or thereby.

     4.5     OWNERSHIP OF MEMBERSHIP INTERESTS.  Seller has good and valid legal
             ---------------------------------
and beneficial title to the Membership Interests, free and clear of all Liens. Seller is not a party to or bound by any options, calls, contracts or commitments of any character relating to any issued or unissued interests in the Company or any other debt or equity security issued or to be issued by the Company, including any agreement, instrument or understanding, order or decree that would restrict the transfer by Seller of the Membership Interests pursuant to this Agreement. There are no voting trusts, proxies or other agreements with respect to the voting of the Membership Interests. There are no outstanding capital contribution obligations with respect to the Membership Interests. The Membership Interests are not registered under the Securities Act or any applicable blue sky or state securities laws and were not required, under the circumstances in which they were issued to Seller, to be so registered.

     4.6     PROJECT  FINANCE  DOCUMENTS.  Neither  Seller  nor  any  of  its
             ---------------------------
Affiliates (a) is in default under any of those certain loan agreements or other arrangements (the "PROJECT FINANCE AGREEMENTS") under which the Company has provided guaranties (the "PROJECT FINANCE GUARANTIES" and, together with the Project Finance Agreements, the "PROJECT FINANCE DOCUMENTS") as are more specifically set forth on Section 4.6 of the Disclosure Schedule, and there is no material breach or default on the part of Seller or any of its Affiliates that, with notice or lapse of time, or both, would constitute a default under any of the Project Finance Documents or give any other party any right to terminate, cancel, accelerate or modify any of the Project Finance Documents, or
(b) has received Notice that any party to any of the Project Finance Documents intends to terminate, cancel, accelerate or modify any of the Project Finance Documents. The Seller has delivered to Purchaser true and complete copies of all Project Finance Documents pursuant to which the Company or any Subsidiary has or may have direct liability to any third party, and all such Project
Finance Documents are identified on Section 4.6(b) of the Disclosure Schedule. Except as disclosed on Section 4.6 of the Disclosure Schedule, as of the date hereof, none of the Project Finance Documents have been amended or modified in any manner since the date on which copies of such Project Finance Documents were provided or made available to Purchaser.

                                    ARTICLE V
                                    ---------

                     SELLER'S REPRESENTATIONS AND WARRANTIES
                   REGARDING THE COMPANY AND ITS SUBSIDIARIES
                   ------------------------------------------

     Seller represents and warrants to JLL and Purchaser that, except as set forth in the Disclosure Schedule, the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article V. The disclosures in any section or subsection of the Disclosure Schedule shall qualify the corresponding section or subsection in this Article V and such other sections or subsections to the extent specifically cross referenced by section number of the Disclosure Schedule.

     5.1     DUE  ORGANIZATION,  STANDING  AND  POWER.  The Company is a limited
             ----------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization as is more particularly identified in the definition of "Subsidiaries" set forth herein. The Company has full limited liability company power and authority, and each of the Subsidiaries has full power and authority as a limited partnership (for those Subsidiaries that are limited partnerships) or as a limited liability company (for those Subsidiaries that are limited liability companies) and as a general partnership (for the Subsidiary that is a general partnership), and possesses all governmental franchises, licenses, Permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its respective assets and to conduct its respective Business as presently conducted. The Company is duly qualified to do business as a foreign limited liability company and each of its Subsidiaries is duly qualified to do business as a foreign limited partnership in each jurisdiction set forth on Section 5.1 of the Disclosure Schedule, which constitute the only jurisdictions where the character of the assets held by it or the nature of its business make such qualification necessary for it to conduct the Business as currently conducted by it, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.

     5.2     SUBSIDIARIES.
             ------------

          (a) Except as set forth on Section 5.2 of the Disclosure Schedule, the Company holds of record and owns beneficially a ninety nine percent (99%) limited partnership interest of each of S&S Boston Construction LP and Spaulding & Slye Construction LP and a one hundred percent (100%) equity ownership interest of each other Subsidiary, free and clear of any Liens other than Permitted Liens and any restrictions on transfer (other than restrictions under the Securities Act and state securities laws). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to sell, transfer, or otherwise dispose of any ownership or equity interests in any of its Subsidiaries or that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own ownership or equity interests. There are no outstanding equity appreciation, profit participation, or similar rights with respect to any Subsidiary. There are no authorized options, warrants, purchase rights, pre-emptive rights, subscription rights, exchange rights, conversion rights, commitments or agreements for the purchase or acquisition of any ownership or equity interests in, or other securities of, any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any ownership or equity interests of any Subsidiary.

          (b) Except as sent forth on Section 5.2 of the Disclosure Schedule, no Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to any owner of ownership of equity interests of such Subsidiary and, except as set forth on Section 5.2(c) of the Disclosure Schedule, neither the Company nor any Subsidiary owns any equity interest in any Other Person

          (c)     The  Company has, no subsidiaries other than the Subsidiaries.

     5.3  CAPITALIZATION.
          --------------

          (a) The Membership Interests constitute all of the issued and outstanding membership interests of the Company, all of which are held beneficially and of record by Seller.

          (b) Except for the rights granted to Purchaser by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, pre-emptive rights, subscription rights, exchange rights, conversion rights, commitments or agreements (contingent or otherwise) for the purchase or acquisition of any membership interests in, or other securities of, the Company. There are no outstanding or authorized equity appreciation, profit participation, or similar rights with respect to the Company.

     5.4     FINANCIAL  INFORMATION.  The  audited consolidated balance sheet of
             ----------------------
the Company and its Subsidiaries as at December 31, 2004 (said December 31, 2004 balance sheet being referred to herein as the "BALANCE SHEET" and December 31, 2004 being referred to herein as the "BALANCE SHEET DATE") and the related consolidated statements of operations, cash flows and members' equity of the Company and partners equity of its Subsidiaries for the twelve-month periods ended on the respective dates of such balance sheet, a copy of each of which is attached hereto as Section 5.4 of the Disclosure Schedule: (a) fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as of the respective dates of such balance sheets and the results of their operations and cash flows for the periods covered by such statements of operation; and (b) have been prepared in accordance with GAAP consistently applied and utilizing the same assumptions, procedures and methods as were utilized in the preparation of the financial statements of the Company and the Subsidiaries as at December 31, 2003 and for the twelve (12) month period then ended. The unaudited consolidated balance sheet of the Company and its Subsidiaries at September 30, 2005 (said balance sheet being referred to herein as the "LATEST BALANCE SHEET" and September 30, 2005 being referred to herein as the "LATEST BALANCE SHEET DATE") and the related unaudited consolidated statements of operations, cash flows and members equity of the Company and partners equity of its Subsidiaries for the comparable nine-month period then ended (the "LATEST FINANCIAL STATEMENTS"), a copy of each of which is attached hereto as Section 5.4B of the Disclosure Schedule: (c) fairly present, in all material respects, the financial condition of the Company and its Subsidiaries and the results of their operations and cash flows as of the date and for the period then ended; and (d) have been prepared in accordance with GAAP consistently applied and utilizing the same assumptions, procedures and methods as were utilized in the preparation of the financial statements of the Company and the Subsidiaries as at December 31, 2004 and for the twelve (12) month period then ended, except that they do not contain all the footnote disclosures required by GAAP and except for normal year-end audit adjustments. All Liabilities of the Company and its Subsidiaries at the Balance Sheet Date, are reported in the Balance Sheet to the extent required by GAAP.

     5.5     ABSENCE  OF UNDISCLOSED LIABILITIES.  The Company does not have any
             -----------------------------------
Liabilities (whether accrued, absolute, contingent, accrued or otherwise, whether due or to become due and regardless of by whom asserted) that are required by GAAP to be disclosed on a balance sheet other than (i) the Liabilities disclosed on Section 5.5 of the Disclosure Schedule; (ii) Liabilities under any of the transaction documents to which the Company is a party; (iii) Liabilities reflected in the Latest Financial Statements; and (iv) Liabilities reflected in the Closing Date Balance Sheet. Section 5.5 of the Disclosure Schedule includes a description of any Liabilities required by GAAP to be disclosed on a balance sheet or in the notes thereto, other than (a) Liabilities under any of the transaction documents to which the Company is a party; (b) Liabilities reflected in the Latest Financial Statements; and (c) Liabilities reflected in the Closing Date Balance Sheet.

     5.6     ORDINARY  COURSE;  NO  MATERIAL  ADVERSE  CHANGE.  Since January 1,
             ------------------------------------------------
1999, neither the Company nor any of its Subsidiaries has engaged in any other business other than its respective Business. The respective Business of the Company and its Subsidiaries has been conducted in the Ordinary Course of Business since the Balance Sheet Date. Except as set forth in the Latest Financial Statements or as set forth on Section 5.6 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries have suffered any change in their respective Business, operations, condition (financial or otherwise) or prospects subsequent to the Balance Sheet Date which individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect.

     5.7     ACCOUNTS  RECEIVABLE.  The  accounts  receivable of the Company and
             --------------------
its Subsidiaries as of the Latest Balance Sheet Date represent bona fide indebtedness incurred by account debtors that, to the Seller's Knowledge, arose in the Ordinary Course of Business of the Company and its Subsidiaries.

     5.8     MATERIAL  CONTRACTS.
             -------------------

          (a) Section 5.8(a) of the Disclosure Schedule sets forth an accurate and complete list of the following Contracts pertaining to the Business to which the Company or any of the Subsidiaries is a party or by which any of their respective assets is bound as of the date hereof:

               (i) any Contract other than a Construction Contract as that term is defined in Section 5.30 below having an aggregate value in
                                 ------------
          excess of Five Hundred Thousand ($500,000) or that is otherwise material and is not terminable on notice of thirty (30) days or less;

               (ii) any Contract with any employee, officer, manager or director of the Company or any Subsidiary having an aggregate value in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

               (iii) any consulting agreement having an aggregate value in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

               (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract relating to the borrowing of funds, an extension of credit or financing or the pledging of assets, other than trade payables incurred in the ordinary course of business;

               (v) any Contract limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure
          Contract  not  made  in  the  ordinary  course  of  business;

               (vi) bonds or any agreement of support or indemnification of, or any similar commitment with respect to, the liabilities of any other Person in an amount in excess of One Million Dollars
          ($1,000,000) in the aggregate, or any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to the liabilities of any Person, other than endorsement of checks and customer agreements made in each case in the ordinary course of the Business and consistent with past practice;

               (vii) any Contract providing for a joint venture or partnership with any other Person;

               (viii) any collective bargaining agreement with any labor union or representative of employees;

               (ix) any Contract with a sales representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

               (x) any "take or pay" Contract (which requires the Company or any Subsidiary to pay for goods or services whether or not accepted from a supplier);

               (xi)     any  derivative  and/or  hedging  Contract;

               (xii) any Contract with any Governmental Authority having an aggregate value in excess of Five Hundred Thousand ($500,000);

               (xiii) any power of attorney or agency agreement pursuant to which a Person other than an authorized representative of the Company or a Subsidiary is granted the authority to act for or on behalf of the Company or such Subsidiary, or the Company or such Subsidiary is granted the authority to act for or on behalf of any Person;

               (xiv) any Contract relating to the Computer System having an aggregate value in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

               (xv) any Contract for capital improvements or expenditures having an aggregate value in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

               (xvi) leases (as lessor or lessee) of real or personal property requiring an annual payment in excess of Two Hundred and Fifty Thousand Dollars ($250,000);

               (xvii) any Contract or commitment relating to political or charitable contributions or donations; and

               (xviii)     any  Contract  or  arrangement  involving  any
          restrictions with respect to the geographical area of operations or scope or type of business of the Company or any Subsidiary.

          (b)     Except  as  set  forth  on  Section  5.8(b)  of the Disclosure
     Schedule: (i) all of the Material Contracts are in full force and effect and constitute the legal, valid and binding obligations of the Company or a Subsidiary, as the case may be, and, to Seller's Knowledge, the other parties thereto; (ii) all of the Material Contracts are enforceable against the Company or a Subsidiary and, to Seller's Knowledge, against each other party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by equitable limitations on the availability of specific remedies; (iii) neither the Company nor any of its Subsidiaries
     (a) is in default under any Material Contract, and to Seller's Knowledge, there is no material breach on the part of the Company or any of its Subsidiaries that, with notice or lapse of time, or both, would constitute a default under any Material Contract or give any other party any right to terminate, cancel, accelerate or modify any Material Contract, (b) has received Notice that any party to any Material Contract intends to cancel or terminate any of these Contracts or to exercise or not to exercise any renewal or extension options or rights under any Material Contract, and (c) has waived or failed to exercise any material renewal or extension options or rights under any Material Contract. Complete and accurate copies of all Material Contracts have been delivered to the Purchaser by the Company and, with respect to Construction Contracts, have been delivered or made available to the Purchaser by the Company.

     5.9     BOOKS  AND  RECORDS.  The  books  of  account, minute books, equity
             -------------------
ownership record books and other files, data and records of the Company and its Subsidiaries including tax records (collectively, the "COMPANY'S RECORD BOOKS"), true copies of which have been provided or made available to Purchaser, accurately reflect in all material respects the assets, liabilities, business, financial condition, and results of operations of the Company or such Subsidiary, and have been maintained in accordance with good business and bookkeeping practices and Applicable Law.

     5.10     LEGAL  PROCEEDINGS.  Except  as  set  forth in Section 5.10 of the
              ------------------
Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of Seller, threatened in any court or before or by any Governmental Authority, arbitrator, board or authority against or affecting the Company, any Subsidiary or any of the assets of any of the foregoing involving any claim in any amount.

     5.11     PERMITS.  Each  Permit is in full force and effect, is final, and,
              -------
based on current regulations, is not subject to appeal or judicial, governmental or other review. The consummation of the transactions contemplated hereby shall not affect the effectiveness of any such Permit. The Company and its Subsidiaries have or possess all Permits, except for those the absence of which have not had and would not reasonably be expected to have a Company Material Adverse Effect.

     5.12     REAL  PROPERTY.
              --------------

          (a) Neither the Company nor any of its Subsidiaries owns any real property.

          (b) Section 5.12 of the Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries as lessee, sublessee or licensee (collectively "COMPANY LEASES") and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to Seller's Knowledge, any other party to any Company Lease is in material default under any of the Company Leases. Except as set forth in
     Section 5.12 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries leases, subleases or licenses as lessor, sublessor or licensor any real property to any person. The Company has delivered to the Buyer complete and accurate copies of all Company Leases.

     5.13     ENVIRONMENTAL  MATTERS.
              ----------------------

          (a) The Company and each of its Subsidiaries has complied with applicable Environmental Laws in connection with the conduct of its respective business. To Seller's Knowledge, the properties currently or previously owned, leased or operated by the Company or any of its Subsidiaries other than in its capacity as a manager of a property which is owned by an unaffiliated third party (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Materials in an amount or concentration (i) that would give rise to an obligation to act or disclose that condition under any Environmental Law, except to the extent that such contamination has previously been disclosed to the appropriate Governmental Authority and addressed in satisfaction with applicable Environmental Laws, or (ii) that reasonably would be expected to give rise to any liability or obligation under any Environmental Law. Neither the Company nor any of its Subsidiaries has received a written notice, demand, information request, suit or claim that
     (x) it is or may be subject to any liability for any Hazardous Material disposal or (y) contamination in violation of any Environmental Law requires any further action by the Company or a Subsidiary or has not been remediated or otherwise addressed in compliance with Environmental Law. Neither the Company nor any of its Subsidiaries has released any Hazardous Material into the environment except in the normal course of its business and in compliance with Environmental Law. Neither the Company nor any of its Subsidiaries has received or is subject to any orders, decrees or injunctions by any Governmental Entity addressing liability under any Environmental Law, except insofar as the matter has been resolved by the Company in compliance with Environmental Law. Neither the Company nor any of its Subsidiaries has managed or otherwise been responsible for any residential property that had lead paint or asbestos on or in the property, other than those that have been remediated or otherwise addressed in compliance with Environmental Law. Neither Company nor any of its Subsidiaries has received any notice, complaint, request for compensation, demand, information request, suit or claim related to injury from, or the presence, of any Hazardous Material, including but not limited to lead paint, asbestos, mold, or indoor air pollutants, except those which have been satisfied or addressed in accordance with Environmental Law. Neither the Company nor any of its Subsidiaries has received any demand for environmental indemnification from any lender or participant in any project. None of the construction or construction management activities undertaken by the Company or any of its subsidiaries have exacerbated pre-existing conditions relating to Hazardous Materials in a manner that reasonably would be expected to give rise to liability under Environmental Law.

          (b) There are no pending and there have been no past, and/or, to the Knowledge of Seller, threatened (x) Environmental Claims or requests for information received by the Company or any Subsidiary with respect to any alleged violation of any Environmental Law; or (y) Environmental Claims or requests for information received by the Company or any Subsidiary regarding potential liability under any Environmental Law, in each case which have not been satisfied or addressed in accordance with Environmental Law.

          (c) The Company and each Subsidiary has been issued and is in material compliance with all Permits relating to environmental matters which are necessary or desirable for their respective businesses.

          (d) The parties agree that the only representations and warranties of Seller, the Company, and any Subsidiary in this Agreement as to any environmental matters or any other obligation or liability, including any obligation under any environmental indemnity, with respect to Hazardous Materials or materials of environmental concern are those contained in this
     Section 5.13. Without limiting the generality of the foregoing, Purchaser specifically acknowledges that the representations and warranties contained in Sections 5.10 and 5.14 do not relate to environmental matters.

     5.14     COMPLIANCE  WITH  GOVERNMENTAL  REQUIREMENTS.  Neither the Company
              --------------------------------------------
nor any Subsidiary has (i) violated any Governmental Requirements and no such violation has been alleged pursuant to Notice from any Governmental Authority;
(ii) failed to file in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects); or (iii) failed to retain all records and documents required to be retained by it pursuant to any Governmental Requirement.

     5.15     EMPLOYMENT  MATTERS.  Prior  to the execution and delivery of this
              -------------------
Agreement, the Company has delivered or made available to Purchaser a true, complete and accurate list (the "KEY EMPLOYEE LIST") as of a recent date of the names, titles, current status (active or on leave of absence), annual compensation and all bonuses and similar payments made for the year ended December 31, 2004 for each Person who is a director, manager, officer or other employee of the Company or any of the Subsidiaries on the date hereof whose annual compensation exceeded Two Hundred Thousand Dollars ($200,000) for the year ended December 31, 2004. Except as disclosed on Section 5.15 of the
Disclosure Schedule: (a) there is no, and during the past two years there has been no, labor strike, picketing, slow-down, work stoppage or grievance filing or proceeding actually pending or, to the Knowledge of Seller, threatened against or involving the Company or any Subsidiary; and (b) as of the date hereof neither the Company nor any Subsidiary has received Notice that any of the employees listed on the Key Employee List intends to terminate his employment with the Company or any Subsidiary or would not be willing to work for Purchaser. Except as set forth in Section 5.15 of the Disclosure Schedule, no employee is represented by a union, labor organization or collective bargaining unit certified by the National Labor Relations Board ("NLRB"). Within the five (5) year period prior to the date hereof, no representation election petition has been filed by any employee (in his capacity as an employee of the Company or any Subsidiary) or is pending with the NLRB and no union organizing campaign involving or affecting any employee has occurred, is in progress or is threatened. Within the five (5) year period prior to the date hereof, no NLRB unfair labor practice charge (or litigation alleging such claim) has been filed or threatened or is presently pending against the Company or any Subsidiary relating to an employee. Within the five (5) year period prior to the date hereof, no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining contract, with respect to an employee has been filed or threatened or is pending against the Company or any Subsidiary. Except as set forth in Section 5.15 of the Disclosure Schedule, no employee of the Company or any Subsidiary has any contractual right to continued employment with, or retention by, the Company or any Subsidiary. The Company and each Subsidiary has complied and is in compliance in all material respects with all laws relating to labor and employment practices, including all laws relating to terms and conditions of employment, wages, hours, collective bargaining, workers' compensation, occupational safety and health, equal employment opportunity and immigration, and is not, and has not previously been, engaged in any unfair labor or unlawful employment practice. Except as set forth in
Section 5.15 of the Disclosure Schedule, there is no agreement, written or otherwise, between any employee of the Company or any Subsidiary whereby, pursuant to the terms of such agreement, the Company or such Subsidiary, as the case may be, shall incur or suffer any liability for severance, termination or other payments to any such employee by virtue of the execution of this Agreement or any other transaction document and the consummation of any transaction contemplated hereby or thereby.

     5.16     EMPLOYEE  BENEFITS.  Section  5.16  of  the  Disclosure  Schedule
              ------------------
contains a complete list, as of the date hereof, of each Benefit Plan. Except as set forth on Section 5.16 of the Disclosure Schedule, the Company and each Subsidiary has provided or made available to Purchaser true and complete copies of each Benefit Plan sponsored or maintained by the Company or any Subsidiary or in which the Company or any Subsidiary participates and with respect to any Benefit Plan that is sponsored by the Company or any Subsidiary (a "COMPANY SPONSORED BENEFIT PLAN") all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof. In the case of any Company Sponsored Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate written description of such Company Sponsored Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Company Sponsored Benefit Plan, to the extent applicable, has been supplied to the Purchaser, and there have been no materially adverse changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

     Except as disclosed on Section 5.16 of the Disclosure Schedule:

          (a) All Benefit Plans have been maintained and administered in form and in operation in all material respects in accordance with their terms and with all applicable requirements of law (including, in the case of any Benefit Plan which is an employee pension benefit plan, the requirements of sections 401(a) and 501(a) of the Code), and no notice issued by any Governmental Authority questioning or challenging such compliance has been received by the Company or any Subsidiary and, to the Knowledge of Seller, no event has occurred which could reasonably be expected to cause any Benefit Plan to fail to comply with such requirements.

          (b) Each Benefit Plan which is an employee pension benefit plan intended to qualify under Code section 401(a) is the subject of a favorable determination letter issued by the IRS with respect to the qualified status of such plan under section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under section 501(a) of the Code; all amendments to any such plan for which the remedial amendment period (within the meaning of section 401(b) of the Code and applicable regulations) has expired are covered by a favorable IRS determination letter.

          (c) None of the assets of any Benefit Plan are invested in employer securities or employer real property.

          (d) There have been no Prohibited Transactions with respect to any Benefit Plan and neither the Company nor any Subsidiary has engaged in any Prohibited Transaction.

          (e) There have been no acts or omissions by the Company or any Subsidiary or any of its respective ERISA Affiliates which have given rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any Subsidiary may be liable.

          (f) None of the payments contemplated by the Benefit Plans would, with respect to any employees of the Company or any Subsidiary, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

          (g) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Seller, threatened involving any Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

          (h) With respect to any Benefit Plan that is subject to Title IV of ERISA: (i) there has been no reportable event (as described in section 4043 of ERISA); (ii) no steps have been taken to terminate any such plan;
     (iii) there has been no withdrawal (within the meaning of section 4063 of ERISA) of a "substantial employer" (as defined in section 4001(a)(2) of ERISA); and (iv) no event or condition has occurred which would reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan.

          (i) Neither the Company nor any Subsidiary has any liability or contingent liability for providing, under any Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

          (j) There has been no act or omission that would impair the ability of the Company or any Subsidiary (or any successor thereto) to unilaterally amend or terminate any Benefit Plan, subject to compliance with applicable law or the provisions of such Benefit Plan.

          (k) Neither the Company nor any Subsidiary contributes to, or has contributed to, has any liability, contingent or otherwise, with respect to a "multiemployer plan", as such term is defined in section 3(37) of ERISA.

     5.17     TAXES.  Except  as  set  forth  on  Section 5.17 of the Disclosure
              -----
Schedule:

          (a) the Company and its Subsidiaries have (i) duly and timely filed or caused to be filed with each relevant Tax Authority each material Tax Return that they were required to file, and each such Tax Return is true, correct and complete in all material respects, (ii) duly and timely paid in full or caused to be paid in full, all Taxes due and payable, and no tax liens other than Permitted Liens, have been filed and no claims have been asserted in writing against the Company or any Subsidiary or any properties of the Company or any Subsidiary that have not been paid or resolved, and (iii) has properly accrued on the books and records of the Company and its Subsidiaries in accordance with GAAP a provision for the payment of all Taxes due or claimed to be due or for which the Company or any of its Subsidiaries otherwise is or may be liable;

          (b) neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

          (c) each of the Company and its Subsidiaries has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code sections 1441, 1442, 1445 and 3402;

          (d) none of the Company nor any of its Subsidiaries is, or ever has been, a Party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

          (e) no Tax Proceeding has occurred within the three (3) years prior to the date of this Agreement or is pending, or proposed in writing with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company or any of its Subsidiaries;

          (f) none of the Tax Returns of the Company or any of its Subsidiaries is under audit;

          (g) the Company is a disregarded entity for all federal, state and local income tax purposes;

          (h) each Subsidiary is classified as a partnership for all federal, state and local income tax purposes;

          (i) there is no power of attorney in effect relating to any Tax for which the Company or any of its Subsidiaries is or may be liable;

          (j) no jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has asserted in writing any claim that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction;

          (k) the Company and its Subsidiaries have made available to Purchaser (i) a true, correct and complete copy of each material Tax Return filed by or on behalf of the Company or any Subsidiary prior to the Closing, together with all underlying work papers and analyses, and (ii) all audit reports, closing agreements, rulings, or technical advice memoranda relating to any Tax for which the Company or any of its Subsidiaries is or may be liable.

     5.18     ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES.  The accounts payable
              -------------------------------------------
and other accrued expenses included among the Liabilities of the Company and its Subsidiaries represent bona fide obligations incurred by the Company and its Subsidiaries, which arose in the Ordinary Course of Business.

     5.19     PROHIBITED  PAYMENTS.  To  the  Knowledge  of  Seller, neither the
              --------------------
Company nor any officer or employee, or other person acting on behalf of the Company has used any of the Company's funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to governmental officials (U.S. or foreign) or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act (assuming the applicability of such section to Seller).

     5.20     ABSENCE OF CHANGES.  Except as contemplated hereby or reflected in
              ------------------
the Latest Balance Sheet or set forth on Section 5.20 of the Disclosure Schedule, since the Latest Balance Sheet Date there has not been:

          (a) any damage to or destruction or loss in excess of One Hundred Thousand Dollars ($100,000) in the aggregate of the assets, properties, rights or interests of the Company or any of its Subsidiaries used in its respective Business, whether or not covered by insurance;

          (b) increases in the salary, bonus or other compensation payable to any current or former officer, employee, manager or director of the Company or any Subsidiary other than in the Ordinary Course of Business;

          (c) any hiring of any employees, except in the ordinary course of business and consistent with past practice;

          (d) any adoption, grant, extension or increase to the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any manager or employee or any other benefits payable in any other form by the Company or any Subsidiary except increases required by Applicable Law;

          (e) any entry into, modification or termination of any Contract involving a total remaining commitment of at least One Hundred Thousand Dollars ($100,000) other than in the Ordinary Course of Business, or receipt of notice of termination of any Material Contract;

          (f) any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other Liabilities incurred by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries issued or assumed, guaranteed or endorsed any debt securities or otherwise as an accommodation become responsible for, the obligations of any other Person, nor has there been any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except for liabilities, commitments and obligations incurred in the Ordinary Course of Business;

          (g) any Lien created on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens;

          (h) any sale, assignment, transfer or other disposition or license of any assets of the Company or any of its Subsidiaries, other than the sale, assignment, transfer or other disposition of obsolete equipment in the Ordinary Course of Business;

          (i) any acquisition or lease of any assets valued, in the aggregate, in excess of One Hundred Thousand Dollars ($100,000), other than in the Ordinary Course of Business;

          (j) any amendment, termination or waiver by the Company or any of its Subsidiaries of any right of substantial value belonging to it;

          (k) any amendment of the certificate of formation or operating agreement of the Company or any of its Subsidiaries;

          (l) any discussions, negotiations or agreement with respect to any collective bargaining agreement or union representation of any of the Company's employees;

          (m) any capital expenditure or commitment for a capital expenditure by the Company or any of its Subsidiaries not fully paid for;

          (n) any powers of attorney granted (other than powers of attorney granted in the Ordinary Course of Business with respect to Tax matters or powers granted for the sole purpose of executing the documents contemplated by this Agreement);

          (o) any merger or consolidation with, or purchase of all or a part of the assets of, or other acquisition of any business or any proprietorship, firm, association, partnership, corporation or other business organization or division thereof;

          (p) any change in any methods of accounting or accounting practice other than those required by changes in GAAP;

          (q) any transaction entered into of any kind with any officer, director, manager or member of the Company or any of its Subsidiaries;

          (r) any agreement by the Company or any of its Subsidiaries to do any of the foregoing; or

          (s)     a  Company  Material  Adverse  Effect.

     5.21     MAJOR CLIENTS.  Section 5.21 of the Disclosure Schedule sets forth
              -------------
a list of the twenty (20) largest clients of the Company in terms of revenue during the 2004 calendar year and through September 30, 2005 (collectively, the "MAJOR CLIENTS") showing the total revenue received in such period from each such client. Except to the extent set forth in Section 5.21 of the Disclosure Schedule, since January 1, 2005, there has not been any claim made against the Company or any Subsidiary by any Major Client involving in excess of One Hundred Thousand Dollars ($100,000). No Major Client has given Notice to the Company or any Subsidiary that any such Major Client intends to reduce the revenues it provides to the Company or any Subsidiary and neither the Company nor any Subsidiary has received any Notice of termination or non-renewal of any contract in excess of One Hundred Thousand Dollars ($100,000) with any of its Major Clients. True, correct and complete copies of all such dispute or termination
Notices (or a written description of any oral dispute or termination Notice) have been delivered to Purchaser prior to the date hereof.

     5.22     INSURANCE.  Section  5.22  of  the  Disclosure Schedule sets forth
              ---------
each insurance policy (specifying the insurer, the type of insurance and the policy number) maintained by the Company and its Subsidiaries on their respective properties, assets, products, Business or personnel. True and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the properties and assets owned, leased, occupied or operated by the Company and its Subsidiaries or the conduct of their business have been delivered to Purchaser. Neither the Company nor any of its Subsidiaries is in default with respect to any provision contained in any insurance policy nor has the Company or any of its Subsidiaries failed to give any notice or present any claim under any insurance policy in due and timely fashion. All premiums under such policies are current. None of the insurance policies will terminate or lapse as a result of the transactions contemplated hereunder, nor will any such policy expire, lapse or terminate within ninety
(90) days after the Closing Date, except as set forth on Section 5.22 of the Disclosure Schedule. True and complete copies of all liability and casualty insurance policies of the Company and its Subsidiaries, which were in effect immediately prior to November 1, 2005, and insurance binders for recently renewed policies have heretofore been delivered or made available to the Purchaser.

     5.23     BANK  ACCOUNTS.  Section  5.23  of  the  Disclosure  Schedule sets
              --------------
forth: (a) the name of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box, the account numbers and the names of all persons authorized to draw thereon or to have access thereto; and
(b) the name of each person, corporation, firm, association or business organization, entity or enterprise holding a general or special power of attorney from the Company or any of its Subsidiaries and a summary of the terms thereof.

     5.24     AFFILIATE  AND  ASSOCIATE  TRANSACTIONS.  Except  as  set forth on
              ---------------------------------------
Section 5.24 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any loan or advance outstanding to any member, manager, officer, or employee and no officer, member, employee or manager of the Company nor any of its Subsidiaries or any Affiliate of any such officer, member, employee or manager has, either directly or indirectly:

          (a) an equity or debt interest in any Person which purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services or otherwise does business with the Company or any Subsidiary; or

          (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of its Subsidiaries is a Party or under which the Company or any of its Subsidiaries is obligated or bound or to which the property of the Company or any of its Subsidiaries may be subject, other than contracts, commitments or agreements between the Company or any of its Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or any of its Subsidiaries; provided, however, that such representation and warranty in clauses (a) and (b) above shall not apply to the ownership, as a passive investment, by any such employee, officer, director, or Affiliate, of less than one percent (1%) of a class of securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

     5.25     NO  CLAIMS.  Except as set forth on Section 5.25 of the Disclosure
              ----------
Schedule, to Seller's Knowledge, neither Seller, any of its members, nor Seller's manager has directly or indirectly, any claims, actions, causes of action, demands, damages, or losses, whether at law or in equity, in tort, by contract or under Applicable law, against the Company or any of its Subsidiaries.

     5.26     NO  FINDER.  Except  for  Covington  Associates  LLC  in  Boston,
              ----------
Massachusetts, neither the Seller nor the Company or any Subsidiary has agreed to pay to any broker, finder, investment banker or any other Person a brokerage, finder's or other fee or commission in connection with this Agreement, any other transaction document or the consummation of any of the transactions contemplated hereby and thereby.

     5.27     TITLE  TO  AND  SUFFICIENCY  OF  ASSETS.  Except  as  set forth on
              ---------------------------------------
Section 5.27 of the Disclosure Schedule, the Company and each of the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all tangible personal property and intangible assets used by it in the operation of the Business as presently conducted, free and clear of any Lien other than Permitted Liens. Such assets constitute all the assets, properties and rights that are currently used in connection with the conduct of the Business as it is presently conducted and has been conducted since December 31, 2004.

     5.28     TANGIBLE  ASSETS.  All of the material tangible assets used in the
              ----------------
conduct of the Business, which constitute personal property of the Company or any Subsidiary, whether owned or leased by the Company or such Subsidiary, are in good operating condition and repair (with the exception of normal wear and tear). Contemporaneously with the execution and delivery of this Agreement, Seller has delivered to Purchaser a depreciation schedule as of October 31, 2005, listing the material tangible operating assets of the Company and each of the Subsidiaries, which schedule is true, correct and complete as of such date. Except as set forth on Section 5.28 of the Disclosure Schedule, the Company and each of the Subsidiaries owns all such tangible operating assets free and clear of all Liens other than Permitted Liens.

     5.29     COMPUTER  SYSTEM.  Except  as  disclosed  in  Section  5.29 of the
              ----------------
Disclosure Schedule, the software included in the Computer System is either (i) owned by the Company or a Subsidiary free and clear or any and all Liens except Permitted Liens, or (ii) used by the Company or such Subsidiary pursuant to a fully-paid license granted to the Company or such Subsidiary by the third party pursuant to the terms of such license. The Company and each of the Subsidiaries owns or has valid licenses to use the Computer System, including all software comprising a part thereof, and there are no defects in the same that have materially interrupted the Company's or such Subsidiary's operations within the past twelve (12) months. Except as disclosed in Section 5.29 of the Disclosure Schedule, no such license shall terminate or become terminable as a result of the transaction contemplated herein. The use of the Computer System (including any software modifications) by the Company and each of the Subsidiaries has not violated or infringed upon the rights of any third parties, and the sale of the Membership Interests to Purchaser will not result in the termination of any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to the Business, warranties available to the Business or rights of the Business thereunder as same apply to each of the Company and each of the Subsidiaries.

     5.30     CONSTRUCTION  AND  DEVELOPMENT  CONTRACTS.  Section  5.30  of  the
              -----------------------------------------   -------------
Disclosure Schedule contains a complete list of each contract pursuant to which the Company or any of its Subsidiaries acts as manager of the construction and/or development of commercial, industrial or residential real estate properties (each, a "CONSTRUCTION CONTRACT"). The Company and each Subsidiary has delivered to Purchaser true and complete copies of each Construction Contract in excess of One Million Dollars ($1,000,000). Except as set forth on
Section  5.30  of  the  Disclosure  Schedule.
-------------

          (a) to the Knowledge of the Seller, there is no fact or circumstance existing involving a "fixed price" or "lump sum" Construction Contract with respect to which it is reasonably foreseeable that the aggregate cost of the work to be performed by the Company or such Subsidiary thereunder shall exceed such fixed price or lump sum;

          (b) with respect to any Construction Contract where payment is made to the Company or any Subsidiary on a "percentage of completion" basis, neither the Company nor any such Subsidiary has received any payment which is in excess of the portion of the payment to which it was entitled on the basis of the work performed under such Construction Contract;

          (c) all work performed under each Construction Contract has been in conformity with the plans, drawings and specifications for such work as same may have been modified pursuant to duly executed change orders respecting such work, and is free of defect;

          (d) the standard warranty provided by the Company or a Subsidiary under any Construction Contract is set forth on Section 5.30(d) of the
                                                          ---------------
     Disclosure  Schedule and, except as is set forth in said Section 5.30(d) of
                                                              ---------------
     the Disclosure Schedule, neither the Company nor any Subsidiary has either extended the time period of such warranty beyond the time period reflected in said standard warranty or provided for any greater financial benefit to the beneficiary of said warranty than is provided for in said standard warranty;

          (e) all warranty work for which a claim has been made under a Construction Contract prior to the date hereof has been duly performed and paid for in full by the Company or such Subsidiary, as the case may be; and

          (f) true, correct and complete copies of all manufacturers warranties or other warranties in excess of One Hundred Thousand Dollars ($100,000) provided to the Company or a Subsidiary in connection with any work performed, or product or service provided pursuant to the work contemplated by a Construction Contract, including operating and maintenance manuals and other documentation that is essential to the preservation of rights to assert a warranty claim thereunder, are kept with the records of the Company or Subsidiary which is responsible for such work and are available for inspection by the Purchaser, and neither the Company nor any Subsidiary has taken any action or omitted to take any action the effect of which is to limit, diminish or terminate any such warranty or increase the costs and expenses of the Company or such Subsidiary as a result thereof.

     5.31     GOVERNMENT  CONTRACTS.  Section  5.31  of  the Disclosure Schedule
              ---------------------   -------------
hereto contains a complete list, as of the date hereof, of each Contract having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000) pertaining to the Business, between the Company or any Subsidiary and the United States government and/or its agencies (each, a "GOVERNMENT CONTRACT"). The Company and each Subsidiary has provided or made available to Purchaser true and complete copies of each Government Contract. Except as set forth on Schedule 5.31:

          (a) Neither the Company nor any of its Subsidiaries has pending, as of the date hereof, any written bid, offer, or proposal for any new Government Contract submitted in response to a request for proposals or other formal solicitation issued by the United States government or any agency thereof, which shall not be deemed to include any pending modification, extension, exercise of options, or task order under any previously awarded Government Contract;

          (b) With respect to Government Contracts under the General Services Administration ("GSA") Multiple Award Schedule ("MAS"):

               (i) Under its FABS and MOBIS schedule contracts, as well as any other GSA/MAS contracts, the Company and each of its Subsidiaries is substantially compliant with the applicable requirements of the following clauses and provisions, to the extent they are incorporated therein: (1) Price Reductions clause, GSAR 552.238-75 (May 2004); (2) Industrial Funding Fee and Sales Reporting clause, GSAR 552.238-74 (Jul 2004); and (3) Contract Price List clause, I-FSS-600 (Jul 2004); and

               (ii) Under its FABS and MOBIS schedule contracts, as well as any other GSA/MAS contracts, the Company and each of its Subsidiaries contract invoices submitted to the United States government for payment, to the extent such payments are based upon labor hours incurred, accurately reflect the number of labor hours actually incurred by its personnel, and those personnel satisfy the credential requirements for the applicable labor categories.

     5.32     [RESERVED]
              ----------

     5.33     [RESERVED]
              ----------

     5.34     WARRANTY  ELIGIBILITY.  The  Company  and each of its Subsidiaries
              ---------------------
has complied in all material respects with all applicable requirements of any and all warranties for products or systems owned by the Company or such Subsidiary such that it is eligible for full warranty coverage to the fullest extent available.

     5.35     INFORMATION ACCURATE AND COMPLETE; RELIANCE.  Without limiting the
              -------------------------------------------
specific language of any other representation or warranty herein, all information furnished to Purchaser in this Agreement, in exhibits or schedules attached hereto, or otherwise delivered to Purchaser is accurate and complete in all material respects, includes all material facts required to be stated therein and does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. Notwithstanding any right of Purchaser fully to investigate the affairs of the Company and each of the Subsidiaries and notwithstanding any knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations and warranties of Seller contained herein, in the exhibits or the schedules hereto or in any other document delivered in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                                   ----------

               REPRESENTATIONS AND WARRANTIES OF JLL AND PURCHASER
               ---------------------------------------------------

     Each of JLL and Purchaser makes the following representations and warranties to Seller, each of which is true and correct on the date hereof (except where specifically provided otherwise) and will be true and correct on the Closing Date, as though then made, and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in
Section  9.6  hereof:
------------

     6.1     DUE  ORGANIZATION  AND  STANDING.  Each  of  JLL and Purchaser is a
             --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

     6.2     AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.  Each of JLL and
             -------------------------------------------------
Purchaser has full corporate power and authority to execute and deliver this Agreement and each other transaction document to which Seller is a party and to consummate the transactions contemplated hereby. The execution and delivery by JLL and Purchaser of this Agreement and each other transaction document to which JLL and Purchaser is a party and the consummation by JLL and Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of JLL and Purchaser. Each of JLL and Purchaser has duly executed and delivered this Agreement and will duly execute and deliver each other transaction document to which JLL and Purchaser is a party. This Agreement constitutes, and each other transaction document to which JLL and Purchaser is a party, when duly executed and delivered by JLL and Purchaser, shall constitute, the legal, valid and binding obligation of JLL and Purchaser, enforceable against JLL and Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights and by general principles of equity.

     6.3     NO  CONFLICTS;  CONSENTS.  The  execution  and  delivery by JLL and
             ------------------------
Purchaser of this Agreement and each other transaction document to which JLL and Purchaser is a party, the consummation by JLL and Purchaser of the transactions contemplated hereby and thereby and compliance by JLL and Purchaser with the terms hereof and thereof do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of JLL or Purchaser under, any provision of (i) the organizational documents of JLL or Purchaser, (ii) any contract, agreement or instrument to which JLL or Purchaser or any of their subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any judgment, order or decree or laws applicable to JLL or Purchaser or any of their subsidiaries or their respective properties or assets, other than, in the case of clause (ii) above, any such items disclosed on Schedule 6.3. Except as
                                                        ------------
disclosed  on  Schedule 6.3 and except with respect to the required filing under
               ------------
the HSR Act and any filings required under federal or state securities laws, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to JLL or Purchaser or any of their subsidiaries in connection with JLL's and Purchaser's execution, delivery and performance of this Agreement or the consummation by JLL or Purchaser of the transactions contemplated hereby or the conduct by JLL or Purchaser of the business following the Closing as conducted on the date hereof, other than any such items which if not obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a JLL Material Adverse Effect.

     6.4     NO  FINDER.  Neither  JLL  nor  Purchaser  has agreed to pay to any
             ----------
broker, finder, investment banker or any other Person a brokerage, finder's or other fee or commission in connection with this Agreement, any other transaction document or the transactions contemplated hereby and thereby.

     6.5     LITIGATION.  There  is no action, suit or proceeding pending or, to
             ----------
the knowledge of Purchaser, threatened against JLL or Purchaser that questions the validity of this Agreement or any other transaction document to which JLL or Purchaser is a party or the right of JLL or Purchaser to enter into such agreements or to consummate the transactions contemplated hereby or thereby.

                                   ARTICLE VII
                                   -----------

                                    COVENANTS
                                    ---------

     7.1  ACCESS TO INFORMATION; CONFIDENTIALITY.
          --------------------------------------

          (a) Seller hereby covenants and agrees that during the period from the date of this Agreement to the Closing Date, Seller shall cause the Company and each of the Subsidiaries to (a) give Purchaser and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company and the Subsidiaries and the Company's accountants, (b) permit Purchaser to make such copies, inspections and investigations thereof as Purchaser may reasonably request and (c) furnish Purchaser with such financial and operating data and other information with respect to the Company and the Subsidiaries and the Business of each of them as Purchaser or any such authorized representative may from time to time reasonably request; provided, however, that the foregoing shall be conducted at Purchaser's
     --------   -------
     expense under the supervision of the personnel of the Company in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the Business.

          (b) Purchaser and JLL acknowledge that the information provided to Purchaser and JLL and their representatives in connection with the transactions contemplated hereby is subject to, and Purchaser and JLL shall, and shall cause their representatives to, fully comply with the provisions of, that certain Confidentiality Agreement, dated as of September 12, 2005, between an Affiliate of Purchaser and Seller (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by this reference. Upon the Closing, the obligations of Purchaser's Affiliate pursuant to the Confidentiality Agreement shall terminate with respect to information concerning the Company.

          (c) From and after the Closing Date, except to the extent expressly required by applicable law or court order, Seller shall, and shall cause its Affiliates to, keep secret and confidential and not use for its own benefit or use or authorize the use thereof for the benefit of any other Person all Confidential Information (as such term is defined in this Section). For purposes of this Section 7.1(c), the term "CONFIDENTIAL
                                         ---------------
     INFORMATION" means information regarding the Company and each of its Subsidiaries which relates to or arises from the conduct of the Business of the Company or such Subsidiary, as the case may be, or any portion thereof and is confidential or proprietary, whether or not it is expressly stamped or identified as being confidential, including the following: (1) information regarding the Company's and each of its Subsidiaries' Business, operations, assets, liabilities or financial condition; (2) information regarding the Company's and each of its Subsidiaries' pricing, sales, merchandising, marketing, capital expenditures, costs, joint ventures, business alliances, purchasing or manufacturing; (3) information regarding the Company's and each of its Subsidiaries' employees or sales representatives, including their identities, responsibilities, competence and compensation; (4) customer lists or other information regarding the Company's and each of its Subsidiaries' current or prospective customers, including information regarding their identities, contact persons and purchasing patterns; (5) information regarding the Company's and each of its Subsidiaries' current or prospective vendors, suppliers, distributors or other business partners; (6) forecasts, projections, budgets and business plans regarding the Company and each of its Subsidiaries; (7) information regarding the Company's and each of its Subsidiaries' planned or pending acquisitions, divestitures or other business combinations; (8) the Company's and each of its Subsidiaries' trade secrets and proprietary information; (9) technical information, patent disclosures and applications, copyright applications, sketches, drawings, blueprints, models, know-how, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae, in each case regarding the Company's and each of its Subsidiaries' current, future or proposed products or services (including information concerning the Company's and each of its Subsidiaries' research, experimental work, development, design details and specifications, and engineering); and (10) the Company's and each of its Subsidiaries' website designs, website content, proposed domain names, and data bases. "Confidential Information" shall not, however, include (A) information which Seller or any of its Affiliates receives from a third party with the legal right to disclose it to Seller or any of its Affiliates, (B) information disclosed in judicial or administrative proceedings to the extent Seller or any of its Affiliates is legally compelled to disclose such information; provided, however, that the Seller
                                              --------  -------
     or its Affiliate, as the case may be, shall have (i) used its reasonable efforts to keep from disclosing such information, (ii) provided the Company or its Subsidiary, as the case may be, with prompt notice of the request for such information before disclosure of such information, and (iii) afforded the Company or such Subsidiary, as the case may be, the opportunity to obtain an appropriate protective order or other assurance (and cooperated with the Company or such Subsidiary, as the case may be, in obtaining such order and/or assurance), satisfactory to the Company or such Subsidiary, as the case may be, of confidential treatment of such information before Seller or its Affiliate, as the case may be, discloses such information, or (C) information that is generally available to the public; provided, however, that information shall not be considered generally available to the public if it is made public by Seller or any of its Affiliates in violation of this Section 7.1(c) or by a third party who
                                          --------------
     has no lawful right to disclose the information or who does so in violation of any contractual, legal or fiduciary obligation to the Company or any of its Subsidiaries. For the avoidance of doubt, notwithstanding anything herein to the contrary, the parties agree that, because Purchaser has entered into, or will enter into, separate confidentiality agreements with the individuals whose activities Purchaser wishes to restrict, this Section
                                                                         -------
     7.1  applies  only  to  entities  and  not  to  any  natural  persons.
     ---

     7.2  PRE CLOSING RESTRICTIONS ON CONDUCT OF BUSINESS.
          -----------------------------------------------

          (a) From the date hereof through the Closing Date, except as contemplated by this Agreement or described on Schedule 7.2, the Company
                                                       ------------
     and each of the Subsidiaries shall, and Seller shall cause the Company and each of the Subsidiaries to, operate only in the ordinary and usual course of business consistent with past practice and shall use commercially reasonable efforts to preserve the good will and current relationships with clients, customers, suppliers, employees and other Persons material to the operation of the Business of each of them.

          (b)     Without  limiting  the  generality  of  Section 7.2(a), Seller
                                                          --------------
     hereby covenants and agrees that during the period from the date of this Agreement to the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as set forth on Schedule 7.2 or (iii) with the prior
                                           -------------
     written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), Seller shall not, to the extent of its authority so to do, cause or permit the Company or any of its Subsidiaries to:

               (i) sell, license or dispose of any of its material properties or assets other than in the Ordinary Course of Business;

               (ii) acquire or lease any assets other than in the Ordinary Course of Business;

               (iii) make any loans, advances (other than advances made in the Ordinary Course of Business) or capital contributions to, or investments in, any other Person, except in the Ordinary Course of Business and except for capital contributions in accordance with existing commitments;

               (iv) make any change in any of its present accounting methods, systems, policies, principles or practices, including its manner or timing of collecting accounts receivable or paying accounts payable, except as required by changes in GAAP;

               (v) make or authorize any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate as to all such expenditures;

               (vi)     settle  or  compromise  any  material  Tax  Liability;

               (vii) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse the obligations of any third party or mortgage or create any Liens other than Permitted Liens on any of its properties or assets, or modify any existing indebtedness, debt securities or guarantees;

               (viii) amend its certificate of formation, articles of organization, operating agreement or partnership agreement (whichever is applicable) except for the amendments which have been reflected in the Limited Liability Company Agreement of the Seller attached as Exhibit B hereto;
          ----------

               (ix) enter into a Contract involving a total remaining commitment of Five Hundred Thousand Dollars ($500,000), or terminate or amend in any material respect any Material Contract other than in the Ordinary Course of Business, or fail to notify Purchaser upon the receipt of notice of termination of any Material Contract;

               (x)     change  its  equity  structure;

               (xi) make any dividend or distribution to Seller or any other Affiliate of the Company;

               (xii) acquire or agree to acquire by merging or consolidating with or by purchasing the stock or other equity of, or a substantial portion of the assets of, or by any other manner, any business or entity or otherwise acquire or agree to acquire any assets;

               (xiii) knowingly take any action that would cause any of Seller's representations and warranties set forth in Article V hereof
                                                                ---------
          to  become  untrue  in  any  material  respect;

               (xiv) fail to notify Purchaser in the event that the Company or any Subsidiary receives notice that any Major Client intends to reduce its revenues to the Company or such Subsidiary in any material respect;

               (xv) enter into any Contract with any member, stockholder, manager, director, officer or employee of Seller, the Company or Subsidiary or with any of the respective Affiliates of such Person or any Contract with any Affiliate of the Company with a value in excess of Five Hundred Thousand Dollars ($500,000) (it being understood and agreed that any Contract with any such Affiliate with a value of Five Hundred Thousand Dollars ($500,000) or less may only be entered into in the Ordinary Course of Business);

               (xvi) waive, release or cancel any material claims against third parties or material debts owing to the Company;

               (xvii) enter into any written employment agreement with any employee or increase in any material respect the compensation of any manager or employee;

               (xviii)     enter  into  any  agreement  with  respect  to  any
          collective  bargaining  agreement;

               (xix) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any manager or employee or any other benefits payable in any other form by the Company or any Subsidiary or otherwise amend any Benefit Plan, except to the extent required by Applicable Law;

               (xx) take or omit to take any action the effect of which is to cause the Company to be taxed as a corporation;

               (xxi) change or permit any change in the classification of the Company or any Subsidiary for any federal, state or local income tax purposes;

               (xxii) permit the creation of any Lien other than a Permitted Lien upon any of its assets; or

               (xxiii)     agree  to  take  any  of  the  foregoing  actions.

          (c)     Without  limiting the generality of Section 7.2(a), during the
                                                      --------------
     period from the date of this Agreement to the Closing Date, except as set forth on Schedule 7.2 or as expressly permitted by this Agreement, Seller
                ------------
     shall cause the Company and each of the Subsidiaries to (i) maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with GAAP, and (ii) duly comply in all material respects with applicable laws.

          (d) Any Contract which requires the prior written consent of Purchaser pursuant to Section 7.2(b) and which is entered into or incurred
                            --------------
     with the prior written consent of Purchaser shall be deemed included on the appropriate schedules to this Agreement. Either party shall have the right to update the schedules to include any such Contract. Any Contract entered into or incurred in violation of Section 7.2(b) shall not be included on
                                         --------------
     any of the schedules to this Agreement absent the written consent of Purchaser.

     7.3     COMPLIANCE  WITH  LAW.  Each Party shall comply with all Applicable
             ---------------------
Law and cooperate to obtain any Permit transfers and/or approvals of Governmental Authorities required for the valid and effective consummation of the transactions contemplated hereby.

     7.4     CERTAIN EMPLOYEE MATTERS.  From the date hereof through the Closing
             ------------------------
Date, Seller shall notify Purchaser promptly if any individual named on the Key Employee List gives notice to the Company that such person intends to terminate his employment with the Company or any Subsidiary or is not willing to work for Purchaser.

     7.5     NOTICE.  From  and  after  the date hereof through the Closing Date
             ------
each Party shall promptly notify the other Party in writing upon the occurrence or the nonoccurrence of any event of which such Party has actual knowledge which does then, or which upon the passing of time or the giving of notice would, constitute a material breach of or default under, or render misleading or untrue in any material respect, any agreement, covenant, representation or warranty made by such Party in this Agreement.

     7.6     CONSENTS,  FILINGS  AND  AUTHORIZATIONS; EFFORTS TO CONSUMMATE.  As
             --------------------------------------------------------------
promptly as practicable after the date hereof, the Parties shall make all filings and submissions under such laws as are applicable to them or to their respective Affiliates and as may be required for the consummation of the transactions contemplated by this Agreement. The Parties shall consult with each other prior to any such filing, and no Party shall make any such filing or submission to which another Party reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable laws. No agreement that could have a negative impact on the Business will be made by Seller or the Company with any third party to obtain any consent or approval to the transactions contemplated hereby, except in accordance with a plan previously agreed to in writing by Purchaser and none of Purchaser, JLL, the Company or any Subsidiary shall be required to make any payment or provide any goods or services as a condition to obtaining such consent. Subject to the terms and conditions herein, each Party shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable: (a) to cause the conditions to the obligations of each Party to consummate the transactions contemplated hereby to be satisfied as soon as reasonably practicable and (b) under Applicable Law, Permits and orders, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable, including obtaining all consents required in connection with such Party's consummation of the transactions contemplated hereby.

     7.7     PUBLIC ANNOUNCEMENTS.  Prior to the Closing, and in connection with
             --------------------
the initial announcement of the consummation of the Closing, the Parties will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

     7.8     NON-COMPETITION.
             ---------------

          (a) In order to induce Purchaser to enter into this Agreement, and subject to the exceptions set forth herein, Seller expressly covenants and agrees that, for a period of five (5) years from and after the Closing Date, (i) neither Seller nor any of its Affiliates shall without the prior express written consent of Purchaser (A) own, manage, operate or control, either within or outside the Territory, any business, individual, partnership, firm, corporation or other entity which is engaged, directly or indirectly, in the Business of the Company or any Subsidiary within the Territory or (B) interfere or attempt to interfere with any business relationship between any third party and Purchaser or any of its Affiliates in connection with Purchaser's or its Affiliates' engaging in the Business of the Company or any Subsidiary within the Territory including, without limitation, the solicitation or acceptance of any work or engagement from any Person or any Affiliate of such Person who was a client of the Company or any Subsidiary within the eighteen (18) month period immediately preceding the Closing Date, or (ii) solicit or encourage any officer, employee, consultant or agent employed or exclusively retained by the
     Company or any Subsidiary on the Closing Date to leave the employ or exclusive retention of the Company or such Subsidiary, as the case may be, other than through a general solicitation that does not specifically target employees or consultants of the Company or any Subsidiary; provided,
                                                                       --------
     however, that nothing in this Section 7.8 shall limit, prohibit or restrict
     -------                       -----------
     Seller  or  any  of  its Affiliates from carrying out any of the activities listed  on  Schedule  7.8  hereto  or  from owning, directly or indirectly,
                 -------------
     solely as an investment, publicly-traded securities of an entity which engages in the Business if Seller and its Affiliates do not, collectively, own more than five percent (5%) of any class of securities of such entity. For the avoidance of doubt, notwithstanding anything herein to the contrary, the parties agree that, because Purchaser has entered into, or will enter into, separate employment agreements (containing non-competition agreements) with the individuals whose activities Purchaser wishes to restrict, this Section 7.8 applies only to entities and not to any natural
                     -----------
     persons.

          (b) Seller and Purchaser expressly agree that the remedies at law for any breach of the provisions of this Section 7.8 may be inadequate and that, in addition to any other remedies that Purchaser may have, Purchaser shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving actual damages or posting bond. To the extent that any part of this Section 7.8 may be invalid, illegal or unenforceable for
                        -----------
     any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part, if more limited in scope, would have been enforceable. Seller and Purchaser acknowledge that Purchaser would not enter into this Agreement or acquire the Membership Interests unless Seller agreed to the provisions of this Section 7.8.
           ------------

     7.9     RESIGNATION  AND  GENERAL  RELEASE.  Seller  agrees  that  it shall
             ----------------------------------
deposit into the Escrow prior to the Closing Date a resignation and release in the form attached as Exhibit C hereto, duly executed by Seller and Spaulding and
                     ---------
Slye  Holdings,  LLC.

     7.10     NO  INCONSISTENT  ACTION.  No  Party  shall  take  any  action (a)
              ------------------------
inconsistent with its obligations under this Agreement or (b) that would hinder or delay the consummation of the transactions contemplated by this Agreement. Seller and Purchaser shall use commercially reasonable efforts to cause to be satisfied prior to the Closing Date the conditions set forth in Section 8.1 and
                                                                 -----------
Section  8.2  hereof,  respectively.
------------

     7.11     MAINTENANCE  OF  INSURANCE.  The  Company  and  each  of  the
              --------------------------
Subsidiaries shall maintain insurance comparable to its existing insurance coverage through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist without curing the same within the applicable cure period. From and after the Closing Date Seller, at its sole cost and expense, shall bear the cost of any tail coverage respecting the policy of insurance currently in effect for the benefit of the officers, directors, members and managers of the Company and its Subsidiaries or a substitute policy which provides comparable benefits to the insurance in force at the date hereof. Purchaser shall not permit the Company or any Subsidiary to cancel any policy of insurance which is in force on the Closing Date prior to the expiration of the current term of said policy without the prior written consent of the Seller.

     7.12     LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY AFTER
              ------------------------------------------------------------------
THE  CLOSING.  During  the  six  (6)  year  period  following  the Closing Date,
------------
Purchaser shall cause the Company's operating agreement to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former managers, members, agents, directors and officers of the Company and its Subsidiaries than are presently in effect for such persons under the Company's operating agreement in effect at the date hereof.

     7.13     [INTENTIONALLY  OMITTED].
              ------------------------

     7.14     EXPENSES.  Seller  shall  be solely responsible for the payment of
              --------
all fees, costs and expenses of Covington Associates in Boston, Massachusetts, and none of such fees, costs or expenses shall be charged to, or paid by, the Company or any Subsidiary. Except as otherwise specifically provided in this Agreement, each Party shall bear its own expenses incurred in connection with the negotiations, preparation, execution and performance of the transaction documents, its due diligence investigation and the consummation of the transaction contemplated hereby, including all fees and expenses of such Party's representatives and none of such expenses shall be charged to or borne by the Company or any Subsidiary.

     7.15     PROJECT  FINANCE  CONSENTS.

          (a) Seller hereby covenants and agrees that, prior to the Closing Date, it will:

               (i) cooperate, and shall cause its Affiliates to cooperate, with Purchaser and the Company and to utilize its best efforts to obtain those consents, waivers or amendments ("PROJECT LENDERS' CONSENTS") from the various lender parties ("PROJECT LENDERS") to the Project Finance Guaranties (A) listed on Schedule 8.1(b) attached
                                                        ---------------
          hereto and (B) identified pursuant to paragraph 7.15(a)(ii) below, which have an obligation of Five Million Dollars ($5,000,000) or more under the Project Finance Documents; and

               (ii) with JLL, use its best efforts to review each of the Project Finance Documents not listed on Schedule 8.1(b) and with JLL
                                                    ---------------
          mutually determine whether a consent is required under that document to consummate the transaction contemplated by this Agreement. In addition, Seller and JLL hereby covenant to consider each such document, in light of their experience (or similar experience) with the other parties to the document and all other circumstances applicable to the relevant project, in determining whether a consent is reasonably advisable and obtainable prior to the Closing. Seller shall use commercially reasonable efforts to obtain the Project Finance Consents identified pursuant to this paragraph 7.15 (b), and not otherwise required pursuant to paragraph 7.15(a), prior to the Closing Date and shall cooperate reasonably with Purchaser after the Closing Date to help Purchaser obtain any Project Finance Consent that is not obtained prior to the Closing Date.

          (b) JLL hereby covenants and agrees that it will cooperate reasonably with Seller to obtain (or minimize the cost of obtaining) such consents, waivers and amendments, including (i) working with its contacts at institutions that are members of its bank group or (ii) capitalizing (or agreeing to capitalize) the Company after the Closing at an appropriate level.

          (c) Seller agrees that it shall pay all costs and expenses in connection with obtaining the Project Lenders' Consents, including, without limitation, any fees charged by the Project Lenders with respect to the Project Finance Guaranties for the processing of the Company's request for such Project Lender Consents.

     7.16     CERTAIN  EXCLUDED  LIABILITIES.  Prior to the Closing Date, Seller
              ------------------------------
shall cause the Company or its Subsidiaries, as the case may be, to assign, transfer and convey to Seller, and Seller shall accept from the Company or such Subsidiary, all obligations and liabilities identified on Schedule 7.16 attached
                                                          -------------
hereto  (the  "EXCLUDED  LIABILITIES").

     7.17     BROKER  OF  RECORD.  Within  twenty  (20)  Business Days after the
              ------------------
Closing Date, Purchaser shall cause an individual other than Peter Bailey to be registered as "broker of record" for the Company.

     7.18     CURRENT  SERVICE  CONTRACTS.  For  three  years  after the Closing
              ---------------------------
Date, Seller, in its capacity as partner or member of any of its subsidiaries, shall not take any action to authorize or approve the termination without cause of any Current Service Contract, except to the extent that any such action may be necessary or appropriate to satisfy the fiduciary duties or contractual obligations of Seller or its subsidiaries. The term "Current Service Contract" means any service contract now existing between (x) a subsidiary of Seller and
(y) the Company and any of its Subsidiaries.  For purposes of this Section 7.18,
                                                                   ------------
neither the Company nor any of its Subsidiaries shall be deemed to be subsidiaries of Seller.

     7.19     S&S  CONSTRUCTION ASSIGNMENT OF SHARES.  Prior to the Closing Date
              --------------------------------------
Seller shall cause certificates evidencing one hundred percent (100%) of the issued and outstanding shares of capital stock of S&S Construction to be deposited into the Escrow, duly endorsed for transfer to an entity designated by Purchaser at least three (3) Business Days before the Closing Date, and transferring and assigning such shares to said entity free and clear of any and all Liens. Seller shall also cause to be deposited into the Escrow prior to the Closing Date a document which is dated as of the Closing Date and is duly executed by each of the shareholders of S&S Construction in which each such shareholder acknowledges and agrees that the shares are being assigned without any obligations of the Company or any Subsidiary to make any payment or provide any other consideration therefor. Seller hereby acknowledges that, as it relates to the shares being so assigned and transferred, Seller makes representations and warranties substantially in the form of the representations and warranties set forth in Section 4.5 above (conformed to the fact that shares are being transferred).

     7.20     NO  SOLICITATION.
              ----------------

          (a) From and after the date of this Agreement through the Closing Date, Seller shall not, directly or indirectly through any member, officer, director, employee, representative or agent of Seller or the Company or otherwise: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share or equity exchange, business combination, sale of all or substantially all assets, sale of membership interests or similar transactions involving the Company or any of the Subsidiaries other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals an "ACQUISITION PROPOSAL");
     (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to any Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

          (b) Seller shall notify Purchaser immediately (and no later than 24 hours) after receipt by Seller or the Company (or its respective advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs Seller or the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     7.21     USE  OF  NAME.
              -------------

          (a) On or before the Closing Date, Seller shall cause Spaulding & Slye Holdings, Inc. or the then registered holder of the trademark, "Spaulding & Slye" ("the "Trademark") to transfer and assign to the Company all right, title and interest in and to the Trademark free and clear of any and all Liens, and free and clear of any obligation upon the Company or any of the Subsidiaries to make any payment therefor or with respect thereto after the Closing Date. Seller shall deposit into the Escrow prior to the Closing Date a true, correct and complete copy of the assignment of the Trademark to the Company, indicating that such assignment was duly filed with the United States Patent and Trademark Office.

          (b) Within three (3) Business Days after the Closing Date, Purchaser shall cause the Company to execute and deliver to Seller, and Seller shall execute and deliver to Purchaser, a Trademark License Agreement respecting the Trademark in the form of Exhibit D hereto (the
                                                           ----------
     "LICENSE  AGREEMENT").

          (c) From and after the Closing Date, neither Seller nor any Affiliate of Seller shall use the name, Spaulding & Slye, or any derivation thereof for any purpose whatsoever except as such use is expressly permitted by the License Agreement.

                                  ARTICLE VIII
                                  ------------

                              CONDITIONS TO CLOSING
                              ---------------------

     8.1     CONDITIONS  TO  PURCHASER'S  OBLIGATIONS.  The  obligations  of
             ----------------------------------------
Purchaser to purchase the Membership Interests at the Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by Purchaser in its sole discretion:

          (a)     REPRESENTATIONS  AND  WARRANTIES  CORRECT;  PERFORMANCE  OF
                  -----------------------------------------------------------
     OBLIGATIONS.  All  representations  and  warranties  made by Seller in this
     -----------
     Agreement shall be true and correct when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made as of the Closing Date (except where they speak to a different date). Seller shall have performed in all material respects all obligations and conditions under this Agreement required to be performed or observed by Seller on or prior to the Closing Date. The Parties agree that the Closing of the transaction contemplated by this Agreement shall not in any manner whatsoever constitute a waiver or release by Purchaser of any claims for Losses suffered or incurred as a result of any breach of representation or warranty by Seller, or failure of performance of any obligations or conditions by Seller and Purchaser, subject to the provisions of Article IX below, shall have the unrestricted right to pursue and enforce all rights and remedies with respect thereto after the Closing Date.

          (b)     CONSENTS  AND  WAIVERS.  Seller,  the  Company and each of the
                  ----------------------
     Subsidiaries shall have obtained and deposited into the Escrow all of the consents and waivers, and shall have given all the notices (copies of which shall be deposited into the Escrow) more specifically identified in
     Schedule  8.1(b)  attached  hereto.
     ----------------

          (c)     NO  INJUNCTION OR RESTRAINTS.  No temporary restraining order,
                  ----------------------------
     preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transactions contemplated by this Agreement shall be in effect, and there shall not be any pending action by or before any Governmental Authority challenging or seeking to restrain or prohibit in any material respect or materially alter the consummation of the transactions contemplated by this Agreement or seeking to obtain any damages from any of the Parties in connection with the transactions contemplated by this Agreement.

          (d)     CHANGES  IN  GOVERNMENTAL  REGULATION.  There shall not be any
                  -------------------------------------
     action taken by any Governmental Authority, or any Governmental Regulation changed, enacted, enforced or deemed applicable by any Governmental Authority to the Company, its Subsidiaries or the Purchaser (solely as it relates to Purchaser's ownership of the Membership Interests or the conduct of any Business of the Company or any of the Subsidiaries) which would reasonably be expected to have a Company Material Adverse Effect.

          (e)     LOSSES.  There shall have been no casualty losses or damage to
                  ------
     any property of the Company or any Subsidiary since the date of this Agreement (other than (i) reasonable and normal wear and tear and (ii) any damage or casualty loss which has been repaired or replaced prior to the Closing or for which repair or replacement has been commenced and proceeds from insurance or otherwise have been or shall be made available to the Company or such Subsidiary as reasonably necessary to complete such repair or replacement)) that, together or aggregated with other such losses occurring since such date, exceeds a total value of Fifty Thousand Dollars ($50,000).

          (f)     NO  COMPANY  MATERIAL  ADVERSE  EFFECT.  No  Company  Material
                  --------------------------------------
     Adverse Effect shall have occurred which has not been remedied or with respect to which remediation has not been commenced to the satisfaction of the Purchaser in its sole and absolute discretion.

          (g)     DOCUMENTS.  All  documents and instruments delivered by Seller
                  ---------
     shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (h)     EMPLOYMENT  AGREEMENTS.  Each  Person  identified  on Schedule
                  ----------------------                                --------
     8.1(h)  shall  have  executed  and  deposited into the Escrow an Employment
     ------
     Agreement  substantially  in  the  form  of  Exhibit E(i), Exhibit E(ii) or
                                                  ------------ --------------
     Exhibit  E(iii),  as  the  case may be, attached hereto; provided, however,
     ---------------                                          --------  -------
     that  if  any  Person  listed  on  Schedule 8.1(h) is unable to execute and
                                        ---------------
     deliver such Employment Agreement as a result of such Person's death or permanent and total disability, such event shall not constitute a failure of this closing condition.

          (i)     HSR  ACT.  The  waiting  period  under  the HSR Act shall have
                  --------
     expired and no request for additional information shall be pending.

          (j)     SELLER  CLOSING  AGREEMENTS.  Seller,  the  Company  or  a
                  ---------------------------
     Subsidiary, whichever is applicable, shall have deposited into the Escrow the following transaction documents:

               (i) An assignment of membership interest duly executed in blank by Seller;

               (ii) An officer's certificate signed by a duly authorized officer of Seller and certifying as to the satisfaction of the conditions set forth in Section 8.1(a) hereof;
                                      ---------------

               (iii) A certificate signed by the Manager of Seller certifying as to the incumbency and signature of the representative of Seller executing this Agreement and any other documents signed by Seller pursuant to this Agreement;

               (iv) The certificate of formation of the Company and all amendments thereto, certified by the Delaware Secretary of State and the articles of incorporation, certificate of formation or other organizational document, and all amendments thereto, filed with any Governmental Authority with respect to each Subsidiary, certified by the Secretary of State or other appropriate governmental official of the jurisdiction in which such Subsidiary was formed or organized;

               (v) The books of account, minute books, equity ownership record books and other records of the Company and its Subsidiaries
          (which  shall  be  made available to Purchaser outside of the Escrow);

               (vi) A certificate of good standing for each Subsidiary from the Secretary of State or other appropriate governmental official of the jurisdiction in which such Subsidiary was formed or organized, dated within seven (7) days of the Closing Date, certifying that each Subsidiary is in good standing in such jurisdiction, and a certificate of good standing from each other jurisdiction where such Subsidiary is qualified to do business;

               (vii) A certificate of good standing from the Delaware Secretary of State, dated within seven (7) days of the Closing Date, certifying that the Company is in good standing in the State of Delaware, and a certificate of good standing from each other jurisdiction where such the Company is qualified to do business; and

               (viii) Uniform Commercial Code, judgment and tax lien searches of the Seller, the Company and each Subsidiary, dated within seven (7) days prior to the Closing Date, confirming that the Seller, Company and each Subsidiary, respectively, owns its assets free and clear of any Liens except Permitted Liens.

          (k)     LEGAL  OPINION.  Seller  shall  cause to be deposited into the
                  --------------
     Escrow an opinion of Seller's counsel with respect to the transactions contemplated hereby in a form which is reasonably acceptable to Purchaser.

          (l)     670  ALBANY  STREET.  Either  (i)  the  construction  loan
                  -------------------
     respecting the property located at 670 Albany Street, Boston, Massachusetts shall have been repaid in full, the permanent loan which has been substituted therefore shall not have a guarantee of principal repayment by the Company or any Subsidiary, and a copy of the original note for the construction loan and lender's release of the construction loan guarantee each marked, "Paid," "Released" or "Satisfied," shall have been deposited into the Escrow, or (ii) Seller shall have deposited into the Escrow a duly executed and dated certificate from an officer of Bank of America, the construction lender, verifying that said guarantee of principal repayment has been reduced to ten percent (10%) of the Forty Six Million Dollars ($46,000,000) of principal repayment obligation.

          (m)     RELEASE  OF  EXCLUDED  LIABILITIES.  Seller shall deposit into
                  ----------------------------------
     the Escrow evidence to the effect that: (i) Seller has caused the Company or its Subsidiaries, as the case may be, to assign, transfer and convey to Seller; and (ii) Seller has accepted from the Company or such Subsidiary, the Excluded Liabilities.

     8.2     CONDITIONS  TO  SELLER'S OBLIGATIONS.  The obligations of Seller to
             ------------------------------------
sell and deliver the Membership Interests at the Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by Seller in its sole discretion:

          (a)     REPRESENTATIONS  AND  WARRANTIES  CORRECT;  PERFORMANCE  OF
                  -----------------------------------------------------------
     OBLIGATIONS.  All  representations and warranties made by JLL and Purchaser
     -----------
     in this Agreement shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of the Closing Date. JLL and Purchaser shall have performed all obligations and conditions herein required to be performed or observed by JLL and Purchaser under this Agreement on or prior to the Closing Date.

          (b)     CONSENTS  AND  WAIVERS.  JLL and Purchaser shall have obtained
                  ----------------------
     all of the consents and waivers, and given all the notices, as and to the extent required in connection with the items disclosed on Schedule 6.3.
                                                               ------------

          (c)     NO  INJUNCTION OR RESTRAINTS.  No temporary restraining order,
                  ----------------------------
     preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transactions contemplated by this Agreement shall be in effect and there shall not be any pending action by or before any Governmental Entity challenging or seeking to restrain or prohibit in any material respect or materially alter the consummation of the transactions contemplated by this Agreement or seeking to obtain any damages from any of the Parties in connection with the transactions contemplated by this Agreement.

          (d)     NO  JLL  MATERIAL  ADVERSE  EFFECT.  No  JLL  Material Adverse
                  ----------------------------------
     Effect shall have occurred which has not been remedied or with respect to which remediation has not been commenced to the satisfaction of the Seller in its sole and absolute discretion.

          (e)     DOCUMENTS.  All documents and instruments delivered by JLL and
                  ---------
     Purchaser shall be reasonably satisfactory in substance and form to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (f)     HSR  ACT.  The  waiting  period  under  the HSR Act shall have
                  --------
     expired and no request for additional information shall be pending.

          (g)     PURCHASER  CLOSING AGREEMENTS.  Purchaser shall have deposited
                  -----------------------------
     into the Escrow the following transaction documents:

               (i) Officer's certificates signed by a duly authorized officer of JLL and Purchaser and certifying as to the satisfaction of the conditions set forth in Section 8.2(a) hereof;

               (ii) Certificates signed by a duly authorized officer of JLL and Purchaser certifying as to the incumbency and signature of the representatives of JLL and Purchaser executing this Agreement and any other documents signed by JLL and Purchaser pursuant to this Agreement and as to the adoption of the resolutions authorizing the transactions contemplated hereby and thereby;

               (iii) The certificates of incorporation of JLL and Purchaser and all amendments thereto, duly certified by the Secretary of State of the State of Delaware, dated within seven (7) days of the Closing Date; and

               (iv) Certificates of good standing from the Secretary of State of the State of Delaware, dated within seven (7) days of the Closing Date, certifying that each of JLL and Purchaser is in good standing in the State of Delaware, and a certificate of good standing from each other jurisdiction where Purchaser is qualified to do business.

          (h)     LEGAL OPINION.  Purchaser shall cause to be deposited into the
                  -------------
     Escrow an opinion of counsel to JLL and Purchaser with respect to the transactions contemplated hereby in a form which is reasonably acceptable to Seller.

                                   ARTICLE IX
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     9.1     INDEMNIFICATION BY SELLER.  Subject to the limitations set forth in
             -------------------------
Section  9.6,  Seller  shall and hereby does indemnify each of JLL and Purchaser
------------
against, and hold them harmless from, and agree to defend against, any and all Losses suffered or sustained by Purchaser (either directly or as a result of any Loss suffered or sustained by each of JLL and the Company or any Subsidiary) and arising from, in connection with, or otherwise with respect to:

          (a) any breach of any representation or warranty of Seller contained in this Agreement or in any other transaction document to which Seller is a party;

          (b) any breach of any covenant or agreement of Seller contained in this Agreement or in any other transaction document to which Seller is a party;

          (c) the imposition of any Tax against the Company or any of its Subsidiaries, Seller or Affiliates of Seller for any Pre-Closing Period, including, without limitation, Taxes of a Person other than the Company and its Subsidiaries for which JLL, Purchaser, the Company or any Subsidiary is responsible (i) under Applicable Law; (ii) as a transferee or successor;
     (iii) by contract; or (iv) otherwise, but only to the extent any such Tax liability is the responsibility of Seller pursuant to Article XI;
                                                           ----------

          (d)     any  litigation  described  on  Schedule  5.10;  and
                                                  --------------

          (e)     the  Project  Finance  Documents.

     9.2     INDEMNIFICATION  BY  JLL  AND PURCHASER.  Each of JLL and Purchaser
             ---------------------------------------
shall and hereby does jointly and severally indemnify Seller against, and hold it harmless from and agree to defend against, any and all Losses suffered or sustained by Seller and arising from, in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of JLL or Purchaser contained in this Agreement or in any other transaction document to which JLL or Purchaser is a party;

          (b) any breach of any covenant or agreement of JLL or Purchaser contained in this Agreement or in any other transaction document to which JLL or Purchaser is a party; and

          (c) any Losses resulting from the imposition of any Tax against the Company, any Subsidiary, Purchaser or Affiliates of Purchaser except to the extent Seller is liable for such Taxes pursuant to Article XI.
                                                            ----------

     9.3     CALCULATION  OF  LOSSES;  LIMITATION;  EXCLUSIVE  REMEDY.
             --------------------------------------------------------

          (a) The amount of any Loss for which indemnification is provided under this Article IX shall be net of any amounts actually recovered by the
                ----------
     Indemnified Party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss and the present discounted value of any Tax benefit to be realized in the future (for example if expensed payments are recharacterized as capital expenditures). The Tax Cost (or Tax benefit) of the Indemnified Party shall be the positive (or negative) difference equal to (x) the Tax payable by the Indemnified party taking into account all items arising from the receipt of any indemnity payment hereunder and the incurrence or payment of any indemnified Loss, minus (y) the Tax payable by the Indemnified Party without taking into account any item arising from the receipt of any indemnity payment herein and the incurrence or payment of any indemnified Loss.

          (b) The remedies set forth in this Article IX shall be the sole and exclusive remedies of the Parties for any and all Losses sustained or incurred by them in connection with this Agreement, any other transaction document and the transactions contemplated hereby and thereby, except with respect to fraudulent misrepresentations (for which the Parties shall retain all remedies at law or in equity in addition to the remedies of this
     Article  IX).
     -----------

     9.4     INDEMNIFICATION  PROCEDURES.
             ---------------------------

          (a)     In  order  for  a  Party  (in  such capacity, the "Indemnified
     Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the Party from which indemnification is sought (in such capacity, the "Indemnifying Party") in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim and not also addressed to the Indemnifying Party.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnified Party. In the event the Indemnifying Party duly elects to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) the Indemnifying Party has failed to promptly assume the defense of a Third Party Claim after receipt of notice of the commencement thereof or (ii) there are defenses available to the Indemnifying Party and the Indemnified Party which are sufficiently disparate and several such that continued representation by one counsel (or legal firm) of both the Indemnifying Party and the Indemnified Party would materially prejudice the assertion or prosecution of such defenses or otherwise result in a conflict of interest for such counsel. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim (subject to reduction pursuant to such settlement), which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of one counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

          (c) In the event any Indemnified Party has a claim against an Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by such failure. The Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within ten (10) Business Days after such dispute shall arise, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     9.5     TERMINATION  OF  INDEMNIFICATION  OBLIGATIONS.  Covenants  and
             ---------------------------------------------
agreements of JLL, Purchaser and Seller hereunder shall survive the Closing on the Closing Date without limitation. Except as is provided for below and except with respect to fraud, the indemnification obligations pursuant to Section
                                                                         -------
9.1(a)  and  Section  9.2(a)  hereof shall terminate on the date which is thirty
------       ---------------
(30)  days  after  the  third  (3rd)  anniversary of the Closing Date; provided,
                                                                       --------
however, that such indemnification obligations shall not terminate with respect to any item as to which the Indemnified Party shall have, before the expiration of such period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such facts or claim) to the Indemnifying Party in accordance with Section 9.4 hereof and, provided further,
                                       -----------             -------- -------
that:  (i)  the  indemnification  obligations  set  forth in Sections 9.1(a) and
                                                             ---------------
9.2(a)  hereof shall continue indefinitely and shall not terminate for breach of
     -
representations  and  warranties  set forth in Sections 4.1, 4.2, 4.5, 5.1, 5.2,
                                               ---------------------------------
5.3, 6.1, and 6.2 hereof; (ii) the indemnification obligations for breach of the
-----------------
representations  and  warranties set forth in Sections 5.14, 5.16 or 5.17 hereof
                                              ---------------------------
shall continue until the expiration of any period after which the applicable statute of limitations would bar claims by third parties for which indemnification would otherwise be available for breach of the referenced representations or under the above referenced indemnification provisions; (iii) the indemnification obligations in Sections 9.1(c) and 9.2(c) shall continue to
                                    ---------------     ------
the  extent set forth in Article X; and (iv) the indemnification obligations set
                         ---------
forth  in  Section  9.1(e) hereof shall continue for so long as Purchaser or the
           ---------------
Company,  or  their  Affiliates,  remains  liable  under  the  Project  Finance
Documents.

     9.6     PAYMENT  OF  LOSSES;  INDEMNIFICATION LIMITATION.  To the extent an
             ------------------------------------------------
Indemnified Party is entitled to indemnification for Losses under Section 9.1 or
                                                                  -----------
Section  9.2  hereof,  the  Indemnifying Party shall pay the aggregate amount of
------------
such Losses to the Indemnified Party within fifteen (15) days after the Indemnifying Party has agreed that it is obligated to pay indemnification or the date on which an order from a court of competent jurisdiction requiring an Indemnifying Party to pay indemnification has become final and nonappealable. Except as is provided for below, neither Purchaser nor JLL shall be entitled to indemnification for any Losses pursuant to Section 9.1(a) above unless the
                                                 --------------
aggregate amount of Losses sustained by Purchaser and JLL exceeds Two Million Two Hundred Thousand Dollars ($2,200,000.00) (the "BASKET") in which event, subject to any limitation upon liability set forth below, JLL and Purchaser shall be entitled to recover all Losses in excess of the Basket, provided,
                                                                       --------
however,  that  any  Losses (i) relating to fraud or (ii) which are in excess of
-------
One Million Dollars ($1,000,000.00) in connection with any separate claim by JLL or Purchaser for indemnification hereunder, shall be ineligible for inclusion within the Basket. Except as is provided for below, in no event shall the indemnification obligation of Seller under Section 9.1(a), (c), (d), and (e)
                                               --------------  ---  ---      ---
above exceed the sum of Fifty Million Dollars ($50,000,000.00) except in the case of fraud in which event there shall be no limitation upon the liability of Seller hereunder. Any materiality qualification contained in Article IV or
                                                                   ----------
Article V shall not be taken into account in determining the aggregate amount of
---------
the Indemnified Party's Losses. For the avoidance of doubt, there is only one Basket, and Purchaser and JLL are only entitled to recover $1 for every $1 of Loss.

     9.7     RIGHT  OF  OFFSET;  ESCROW.
             --------------------------

          (a) Purchaser shall have a direct right of offset against any payments owing to Seller to the extent Purchaser is entitled to indemnification pursuant to this Article IX; provided, however, that the
                                                     --------  -------
     right of offset shall not be deemed an election of remedies or an exclusive remedy and Purchaser shall continue to have the right to seek any remedy at law, in equity or otherwise as it deems necessary or appropriate.

          (b) In the event Purchaser exercises its right of offset hereunder, Purchaser promptly shall give written notice thereof to Seller (setting forth in reasonable detail the nature and scope of such claim). If Seller fails to deliver a written objection to Purchaser's claim within ten
     (10) Business Days after the date of Purchaser's notice to Seller, such claim shall be deemed fully resolved in favor of Purchaser and shall be deemed final and binding on the parties without further recourse. Purchaser shall have the right of offset to the extent of any payment owing to Seller hereunder; provided, however, that Purchaser shall retain such claim and
                 --------   -------
     may pursue other remedies at law or in equity or otherwise to the extent the amount set off shall be inadequate to satisfy Purchaser's claim in full.

          (c) In the event Seller shall timely object to Purchaser's notice pursuant to Section 9.7(b) above, then Purchaser shall deposit the payment
                  --------------
     with respect to which the set off is asserted into a joint order escrow at Chicago Title & Trust Company in Chicago, Illinois (the "CT&T") pending a determination of such claim by a court of competent jurisdiction as provided for in Section 12.2 below or the settlement of such claim by the
                       ------------
     parties. The fees, costs and expenses of CT&T respecting such escrow shall be borne equally by Purchaser and Seller. Purchaser and Seller shall promptly execute and deliver to each other CT&T's standard joint order escrow agreement.

     9.8     CONSEQUENTIAL  DAMAGES,  ETC..  In  no  event  shall  Seller  be
             -----------------------------
responsible or liable for any Losses or other amounts under this Article IX that are consequential in the nature of lost profits, special or punitive or otherwise not actual damages; provided, however, that the foregoing exclusion
                                 --------  -------
shall not apply to Losses incurred in any Third Party Action that are consequential, special or punitive or otherwise not actual damages. Each Party shall (and shall cause its Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article IX including making available to the Indemnifying Party copies of all relevant insurance policies and warranties and the ability to enforce rights owned or held by the Indemnified Party.

                                    ARTICLE X
                                    ---------

                                   TAX MATTERS
                                   -----------

     The following provisions shall govern the allocation of responsibility as between Purchaser and Seller for certain tax matters following the Closing Date:

     10.1     TAX  PERIOD ENDING ON OR BEFORE THE CLOSING DATE.  Purchaser shall
              ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date, other than income Tax
Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller will include the operations of the Company and its Subsidiaries. Seller shall reimburse Purchaser for Taxes of the Company and its Subsidiaries with respect to such periods within fifteen (15) days after payment by Purchaser or the Company and its Subsidiaries of such Taxes to the extent Seller does not retain in the Company sufficient cash to pay such Taxes or to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet.

     10.2     TAX  PERIODS  BEGINNING  BEFORE AND ENDING AFTER THE CLOSING DATE.
              -----------------------------------------------------------------
Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent Seller does not retain in the Company sufficient cash to pay such Taxes or to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending in the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

     10.3     PREPARATION OF TAX RETURNS AT DIRECTION OF SELLER.  Any Tax Return
              -------------------------------------------------
to be prepared and filed by Purchaser for taxable periods beginning before the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return. Purchaser shall consult with Seller concerning each such Tax Return and, subject to the immediately preceding sentence, report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of Seller. Notwithstanding the foregoing provisions of this Section 10.3, Purchaser shall not be required to prepare any
                    ------------
Tax Returns or report any items to the extent such preparation or reporting would result in a material risk of the imposition of penalties or additions to Tax on Purchaser or any Affiliate thereof, as reasonably determined by Purchaser in consultation with its Tax advisors. Purchaser shall cause the Company to provide Seller with a copy of each such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by Seller) at least 30 days prior to the filing of such Tax Return, except that (i) in the case of a Tax Return relating to a monthly taxable period, the copy shall be provided to the Indemnification Representatives at least 10 days prior to the filing of such Tax Return and (ii) in the case of a Tax Return due within 90 days following the Closing Date, the copy shall be provided to Seller in such shorter period of time prior to filing as Purchaser shall reasonably determine to be practicable.

     10.4     COOPERATION  ON  TAX  MATTERS.
              ------------------------------

          (a) Purchaser, the Company and its Subsidiaries and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its Subsidiaries and Seller agree (A) to retain copies of all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company and its Subsidiaries or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

          (b) Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     10.5     CERTAIN  TAXES.  All  transfer,  documentary,  sales,  use, stamp,
              --------------
registration and other such Taxes (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement, shall be paid when due by whichever of Purchaser or Seller ("the "PAYING PARTY") is liable therefor under applicable law, and the Paying Party will file all necessary Tax Returns and other documentation with respect to all such Taxes and, if required by applicable law, the other of Purchaser or Seller (the "OTHER PARTY") will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. The Other Party shall reimburse the Paying Party in the amount of fifty percent (50%) of all such Taxes paid by the Paying Party and fifty percent (50%) of all reasonable expenses incurred by the Paying Party in connection with the preparation and filing of all such Tax Returns and other documentation described above. The Other Party shall pay such reimbursement to the Paying Party within fifteen (15) days after the delivery by the Paying Party to the Other Party of evidence of the payment by the Paying Party of such Taxes and expenses.

                                   ARTICLE XI
                                   ----------

                       TERMINATION; EFFECT OF TERMINATION
                       ----------------------------------

     11.1     TERMINATION.  This  Agreement  may  be  terminated:
              -----------

          (a) By Seller upon written notice to Purchaser if Seller is not in material breach of its obligations under this Agreement and (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and such breach shall not have been cured in all material respects within thirty
     (30) days of receipt by Purchaser of written notice of such breach which sets forth a detailed description of such alleged breach or (ii) Purchaser fails to consummate the transactions contemplated hereby on the Closing Date if all conditions set forth in Section 8.1 hereof have been satisfied
                                          -----------
     or  waived  as  of  such  date;

          (b) By Purchaser upon written notice to Seller if Purchaser is not in material breach of its obligations under this Agreement and (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach shall not have been cured in all material respects within thirty (30) days of receipt by Seller of written notice of such breach which sets forth a detailed description of such alleged breach; or (ii) Seller fails to consummate the transactions contemplated hereby on the Closing Date if all conditions set forth in Section 8.2 hereof have been satisfied or waived as
                             -----------
     of  such  date;

          (c) By any Party if the Closing Date has not occurred on or before January 15, 2006, for reasons other than the failure of the Party seeking termination to comply in full with its obligations under this Agreement;

          (d) By Purchaser, in the event a Company Material Adverse Effect has occurred;

          (e) By Seller, in the event a JLL Material Adverse Effect has occurred; or

          (f)     By  mutual  consent  of  the  Parties.

     11.2     EFFECT  OF  TERMINATION.  In  the event of the termination of this
              -----------------------
Agreement  by Seller pursuant to Section 11.1(a) hereof or by Purchaser pursuant
                                ----------------
to  Section 11.1(b) hereof, the Parties shall be entitled to pursue all remedies
    ---------------
as  may  be  available  to  them  at  law  or  in  equity.  In  the event of the termination  of  this  Agreement  pursuant  to Section 11.1(c), Section 11.1(d),
                                               ---------------  ---------------
Section  11.1(e)  or  Section  11.1(e)  hereof,  neither  Party  shall  have any
    ------------      ----------------
liability to the other Party as a result of such termination. In the event that a condition precedent to a Party's obligation is not met, nothing contained herein shall be deemed to require any Party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     12.1     WAIVERS  AND  AMENDMENTS.  Any  amendment  or modification to this
              ------------------------
Agreement or the rights of either Party shall be made only by a written agreement signed by both Parties.

     12.2     GOVERNING  LAW;  JURISDICTION  AND VENUE.  This Agreement shall be
              ----------------------------------------
governed in all respects by the laws of the State of Delaware, without regard to principles of choice of law. The Parties hereby submit to the non-exclusive jurisdiction of the federal district courts sitting in Illinois and to venue in the Federal District Court for the Northern District of Illinois.

     12.3     ASSIGNMENT.  Except  as  provided  for  in  Section 12.5 below, no
              ----------                                  ------------
Party shall assign, transfer or convey this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent may not be unreasonably withheld or delayed.


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
     12.4     NO  THIRD-PARTY  BENEFICIARIES.  This  Agreement  is  for the sole
              ------------------------------
benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

     12.5     SUCCESSORS  AND  ASSIGNS.  Except  as otherwise expressly provided
              ------------------------
herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Parties. Purchaser shall have the right to assign this Agreement and the rights and obligations of Purchaser hereunder to any Affiliate of Purchaser.

     12.6     ENTIRE  AGREEMENT.  This  Agreement  (including  the schedules and
              -----------------
exhibits hereto which are an integral part hereof) and the other agreements and documents to be delivered pursuant hereto constitute the entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof and supersede all prior or contemporaneous understandings or agreements between the Parties, whether written or oral, with respect to such subject matter.

     12.7     NOTICES. All notices or other communications required or permitted
              -------
to be given under this Agreement shall be in writing and shall be hand delivered, sent via United States registered or certified mail, postage prepaid, sent by facsimile (with a copy sent by U.S. mail), or sent via a reputable overnight courier service to a Party at the address for such Party set forth below (or at such other address as such Party shall specify by notice given in accordance with the requirements of this Section 12.7):
                                               -------------

     If to Seller:                    Spaulding and Slye Partners LLC
                                      255  State  Street
                                      Boston,  Massachusetts  02109
                                      Attn:  Peter  A.  Bailey
                                      Fax:  (617) 531-4282


     With a copy to:                  Robert  Tuchmann,  Esq.
                                      Wilmer Cutler Pickering Hale and Dorr LLP
                                      60 State Street
                                      Boston, MA  02109
                                      Fax:  (617) 526-5000

     If to JLL or Purchaser, to:      Jones  Lang  LaSalle  Incorporated  and
                                      Spaulding  &  Slye  Acquisition  Corp.
                                      200  East  Randolph  Street
                                      Chicago,  Illinois  60602
                                      Attn:  General  Counsel
                                      Fax:  (312)  228-2277

     With a copy to:                  Stephen  A.  Landsman,  Esq.
                                      DLA  Piper  Rudnick  Gray  Cary  US  LLP
                                      203  North  LaSalle  Street,  Suite  1900
                                      Chicago,  Illinois  60601
                                      Fax:  (312)  630-6330

     All  notices duly given in accordance with the requirements of this Section
                                                                         -------
12.7  shall  be  deemed  given when delivered by hand, three Business Days after
----
deposit in the United States mail, on the date of receipt if sent by facsimile or one Business Day after deposit in the case of overnight courier service.

     12.8     SEVERABILITY.  In  the  event that any provision of this Agreement
              ------------
shall be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     12.9     TITLES.  The titles of the articles and sections of this Agreement
              ------
are for convenience of reference only and are not to be considered in construing this Agreement.

     12.10     DELAYS  OR OMISSIONS; CUMULATIVE NATURE OF REMEDIES.  No delay or
               ---------------------------------------------------
omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of, or acquiescence in, any breach or default under this Agreement or any similar breach or default thereafter occurring. No delay or omission to exercise any right, power or remedy or waiver of any single breach or default shall be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies of Seller, JLL, and Purchaser, whether under this Agreement or available at law or in equity, shall be cumulative and not alternative.

     12.11     COUNTERPARTS.  This  Agreement  may  be  executed  in two or more
               ------------
counterparts, and by the Parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12.12     WAIVER  OF  TRIAL BY JURY.  Each of the Parties hereby knowingly,
               --------------------------
voluntarily and intentionally waives the right it may have to a trial by jury in respect of any litigation based upon, or arising out of, under or in connection with this Agreement.

     12.13     FURTHER  ASSURANCES.  Upon  the  request of any Party, each other
               -------------------
Party shall, on and after the Closing Date, execute and deliver to the requesting Party such other documents, further releases, assignments and other instruments as may be required or deemed reasonably necessary to effect or evidence the transfer and assignment to Purchaser of the Membership Interests and to otherwise carry out the purposes of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

                                        JONES LANG LASALLE INCORPORATED


                                        By:  /s/ Lauralee E. Martin
                                             Name: Lauralee E. Martin
                                             Title:  COO/CFO


                                        SPAULDING & SLYE ACQUISITION CORP.


                                        By:  /s/ Lauralee E. Martin
                                             Name:  Lauralee E. Martin
                                             Title:  COO/CFO


                                        SPAULDING AND SLYE PARTNERS LLC

                                        By:  Spaulding and Slye Holdings, LLC,
                                             Sole Manager


                                        By:  /s/ Peter A. Bailey
                                             Name:  Peter A. Bailey